UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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The Chubb Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE CHUBB CORPORATION 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

March 23, 2007

Dear Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of The Chubb Corporation, which will be held on April 24, 2007 at 10:00 a.m., local time, in the Amphitheater of our corporate headquarters located at 15 Mountain View Road, Warren, New Jersey 07059.

Details regarding admission to the meeting and the business to be presented at the meeting can be found in the accompanying Notice of 2007 Annual Meeting of Shareholders and Proxy Statement.

Your vote is important. Regardless of whether you are able to attend, it is important that your shares be represented at the meeting. You may vote over the internet as well as by telephone or by returning your proxy card. Directions for using these voting options are provided in the enclosed materials.

On behalf of the Board of Directors and the management of Chubb, I extend our appreciation for your continued support.

Yours sincerely,

John D. Finnegan
Chairman, President and Chief Executive Officer

THE CHUBB CORPORATION
15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Tuesday, April 24, 2007 at 10:00 a.m., local time
PLACE	Amphitheater The Chubb Corporation 15 Mountain View Road Warren, New Jersey 07059
ITEMS OF BUSINESS	(1) To elect 11 directors to serve until the next annual meeting of shareholders and until their respective successors are elected and qualified.
(2) To ratify the appointment of Ernst & Young LLP as independent auditor.
(3) To vote on an amendment to our Restated Certificate of Incorporation to provide for majority voting in the uncontested election of directors.
(4) To vote on a shareholder proposal regarding political contributions.
(5) To transact such other business as may be properly brought before the meeting or at any adjournment or postponement thereof.
RECORD DATE	You are entitled to vote at the annual meeting and at any adjournment or postponement thereof if you were a shareholder of record at the close of business on March 5, 2007.
ADJOURNMENTS AND POSTPONEMENTS

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

VOTING BY PROXY

To ensure your representation at the annual meeting, please fill in, sign, date and return the accompanying proxy card in the enclosed addressed envelope, or follow the instructions attached to the proxy card to vote using a telephone or by accessing the internet. The giving of a proxy will not affect your right to revoke the proxy by appropriate written notice or to vote in person should you later decide to attend the annual meeting.

ADMISSION TO THE MEETING

You are entitled to attend the annual meeting if you were a shareholder as of the close of business on March 5, 2007. For admittance to the meeting, please be prepared to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee. The annual meeting will begin promptly at 10:00 a.m., local time. Please allow yourself ample time for the check-in procedures. Video and audio recording devices and other electronic devices will not be permitted at the meeting, and attendees may be subject to security inspections.

By order of the Board of Directors,

W. Andrew Macan Vice President and Secretary
March 23, 2007

THE CHUBB CORPORATION 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

2007 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
TABLE OF CONTENTS

THE CHUBB CORPORATION 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615

PROXY STATEMENT

PROXY AND VOTING INFORMATION

Our Board of Directors (our Board) has provided you with these proxy materials in connection with its solicitation of proxies to be voted at the 2007 Annual Meeting of Shareholders (the 2007 Annual Meeting). We will hold the 2007 Annual Meeting on Tuesday, April 24, 2007 in the Amphitheater at The Chubb Corporation, 15 Mountain View Road, Warren, New Jersey 07059, beginning at 10:00 a.m., local time. Please note that throughout these proxy materials we may refer to The Chubb Corporation as “Chubb,” “we,” “us,” or “our.” We first began mailing this proxy statement and accompanying proxy card on or about March 23, 2007.

Who Can Vote

Our Board has set March 5, 2007 as the record date for the 2007 Annual Meeting. Shareholders of record of our common stock at the close of business on March 5, 2007 may vote at the 2007 Annual Meeting.

How Many Shares Can Be Voted

Each shareholder has one vote for each share of common stock owned at the close of business on the record date. On the record date, 407,355,123 shares of our common stock were outstanding.

How You Can Vote

Record Holders

If your shares are registered in your name with Computershare Trust Company, N.A., our dividend agent, transfer agent and registrar, you are considered a shareholder of record, and these proxy materials are being sent directly to you by us. Shareholders of record can vote in person at the 2007 Annual Meeting or give their proxy to be voted at the 2007 Annual Meeting in any one of the following ways:

•       over the internet;

•       by telephone; or

•       by completing and mailing the enclosed proxy card.

The internet and telephone voting procedures have been set up for your convenience. These procedures are designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by using the internet or by telephone, please refer to the voting instructions attached to your proxy card. If you wish to vote using the enclosed proxy card, please specify your voting instructions using the boxes provided, sign, date and return your proxy card before the 2007 Annual Meeting, and we will vote your shares as you direct.

CCAP Participants

If you are a participant in the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates (the CCAP), your proxy will include all shares allocated to you in the CCAP (Plan Shares), which you may vote over the internet, by telephone, by completing and mailing the enclosed proxy card or by voting in person at the 2007 Annual Meeting. Your proxy will serve as a voting instruction for the trustee of the CCAP. If your voting instructions are not received by April 20, 2007, any Plan Shares you hold will be voted in proportion to the way the other participants in the CCAP vote their shares.

Brokerage and Other Account Holders

You are considered to be the beneficial owner of shares held for you in an account by a broker, bank or other nominee. These proxy materials are being forwarded to you with respect to those shares by your broker, bank or nominee who is the shareholder of record. You have the right to direct your broker, bank or nominee on how to vote, and you may also attend the 2007 Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card. Beneficial owners of shares who wish to vote at the 2007 Annual Meeting must obtain a legal proxy from their broker, bank or nominee and present it at the 2007 Annual Meeting. The availability of telephone and internet voting for beneficial owners will depend on the voting processes of the broker, bank or nominee. Please refer to the voting instructions of your broker, bank or nominee for directions as to how to vote shares that you beneficially own.

Voting

Whether you vote over the internet, by telephone or by mail, you can specify whether you wish to vote your shares for or have your vote withheld from all, some, or none of the nominees for election as director (Proposal 1 on the proxy card). You can also specify whether you vote for or against, or abstain from, Proposals 2, 3 and 4. If you abstain, your vote will not count for or against Proposals 2, 3 and 4.

If you duly execute the proxy card but do not specify how you want to vote, your shares will be voted as our Board recommends, which is “FOR” the election of each of the nominees for director as set forth under Proposal 1 below, “FOR” ratification of the appointment of Ernst & Young LLP as independent auditor as described in Proposal 2 below, “FOR” the amendment to our Restated Certificate of Incorporation as described in Proposal 3 below and “AGAINST” the shareholder proposal regarding political contributions as described in Proposal 4 below.

Revocation of Proxies

If you are a shareholder of record or a holder of Plan Shares, you may revoke your proxy at any time before it is exercised in any of four ways:

•       by notifying our Corporate Secretary of the revocation in writing;

•       by delivering a duly executed proxy card bearing a later date;

•       by properly submitting a new timely and valid proxy via the internet or by telephone after the date of the revoked proxy; or

•       by voting in person at the 2007 Annual Meeting.

You will not revoke a proxy merely by attending the 2007 Annual Meeting. To revoke a proxy, you must take one of the actions described above.

If you hold your shares in a brokerage or other account, you may submit new voting instructions by contacting your broker, bank or nominee.

Required Votes

The presence, in person or by proxy, of the holders of a majority of all outstanding shares of our common stock entitled to vote at the 2007 Annual Meeting is necessary to constitute a quorum. For “Proposal 1—Election of Directors,” directors will be elected by a plurality of the votes cast at the 2007 Annual Meeting. This means that the 11 nominees receiving the greatest number of votes will be elected as directors. Approval of “Proposal 2—Ratification of Appointment of Independent Auditor” and “Proposal 4—Shareholder Proposal Regarding Political Contributions” each requires the affirmative vote of a majority of the votes cast on the proposal at the 2007 Annual Meeting. Approval of “Proposal 3—Amendment to the Restated Certificate of Incorporation” requires the affirmative vote of two-thirds of the votes cast on the proposal at the 2007 Annual Meeting. Abstentions are counted as shares present at the 2007 Annual Meeting for purposes of determining a quorum. Similarly, shares which brokers do not have the authority to vote in the absence of timely instructions from beneficial owners (broker non-votes) also are counted as shares present at the 2007 Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes are not considered votes cast and will not be counted either for or against these proposals and, accordingly, will have no effect on the outcome of the vote for Proposals 1, 2, 3 and 4.

Other Matters to be Acted upon at the Annual Meeting

Our Board currently is not aware of any matters other than those specifically stated in the Notice of 2007 Annual Meeting of Shareholders to be presented for action at the 2007 Annual Meeting. If any matter other than those stated in the Notice of 2007 Annual Meeting of Shareholders is presented at the 2007 Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Adjournments and Postponements

Any action on the items of business described above may be considered at the 2007 Annual Meeting at the time and on the date specified above or at any time and date to which the 2007 Annual Meeting may be properly adjourned or postponed.

Combined Form 10-K and Annual Report

We have prepared a combined Form 10-K for the year ended December 31, 2006 and 2006 Annual Report to Shareholders (the 2006 Annual Report) in accordance with the rules of the Securities and Exchange Commission (the SEC). A copy of the 2006 Annual Report, which is not a part of the proxy soliciting materials, accompanies this proxy statement and proxy card. The 2006 Annual Report is available on our website at www.chubb.com/investors. It also is available without charge by sending a written request to our Corporate Secretary at 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615.

Important Notice about Security

All 2007 Annual Meeting attendees may be asked to present a valid, government-issued photo identification (federal, state or local), such as a driver’s license or passport, and proof of beneficial ownership if you hold your shares through a broker, bank or other nominee before entering the 2007 Annual Meeting. Attendees may be subject to security inspections. Video and audio recording devices and other electronic devices will not be permitted at the 2007 Annual Meeting.

CORPORATE GOVERNANCE

Commitment to Corporate Governance

Our Board and management have a strong commitment to effective corporate governance. We have in place a comprehensive corporate governance framework for our operations which, among other things, takes into account the requirements of the Sarbanes-Oxley Act of 2002, the SEC and the New York Stock Exchange (NYSE). The key components of this framework are set forth in the following documents:

•       our Restated Certificate of Incorporation;

•       our By-Laws;

•       our Audit Committee Charter;

•       our Corporate Governance & Nominating Committee Charter;

•       our Organization & Compensation Committee Charter;

•       our Corporate Governance Guidelines;

•       our Code of Business Conduct; and

•       our Code of Ethics for CEO and Senior Financial Officers.

Copies of each of these documents are available on our website at www.chubb.com/investors. Copies also are available without charge by sending a written request to our Corporate Secretary.

Corporate Governance Guidelines

Our Corporate Governance Guidelines address a number of policies and principles employed in the operation of our Board and our business generally, including our policies with respect to:

•       the size of our Board;

•       director independence and minimum qualifications;

•       factors to be considered in selecting candidates to serve on our Board;

•       director nominating procedures, including the procedures by which shareholders may propose director candidates;

•       director election standards and our policy with respect to directors who do not receive a majority of the votes cast in uncontested elections;

•       term limits, director retirement, director resignations upon job change and Board vacancies;

•       directors’ outside directorships and outside audit committee service;

•       the role and responsibilities of the independent Lead Director;

•       director responsibilities;

•       director attendance at Board meetings, committee meetings and the annual meeting of shareholders;

•       executive sessions of our independent directors;

•       director access to management and our Board’s ability to retain outside consultants;

•       director compensation;

•       stock ownership guidelines for directors and certain employees;

•       administration of our legal compliance and ethics program;

•       charitable contributions and related party transactions;

•       director orientation and continuing education;

•       management succession and evaluation of our Chief Executive Officer;

•       annual self-assessments of our Board and each of our Audit Committee, our Corporate Governance & Nominating Committee (our Governance Committee) and our Organization & Compensation Committee (our Compensation Committee); and

•       shareholder access to our Board and Audit Committee.

Director Qualifications and Candidate Considerations

Our Board has established our Governance Committee which is comprised solely of directors satisfying the independence requirements of the NYSE. A copy of the charter of our Governance Committee is available on our website at www.chubb.com/investors. Copies also are available by sending a written request to our Corporate Secretary. Our Governance Committee is responsible, among other things, for:

•       recruiting qualified independent directors, consisting of persons with diverse backgrounds and skills who have the time and ability to exercise independent judgment and perform our Board’s function effectively and who meet the needs of our Board; and

•       identifying the respective qualifications needed for directors serving on our Board committees and serving as chairmen of such committees, recommending to our Board the nomination of persons meeting such respective qualifications to the appropriate committees of our Board and as chairmen of such committees, and taking a leadership role in shaping our corporate governance policies.

We require that a majority of the directors on our Board meet the criteria for independence under applicable law and the requirements of the NYSE. We believe that variety in the lengths of service among the directors benefits us and our shareholders. Accordingly, we do not have term limits for service on our Board. As an alternative to term limits, all director nominations are considered annually by our Governance Committee. Individuals who would be age 72 or older at the time of election are ineligible for nomination to serve on our Board. While our Board does not require that in every instance directors who retire or change from the position they held when they were elected to our Board resign, it does require that our Governance Committee consider the desirability of continued Board membership under the circumstances.

Our Governance Committee considers a number of factors in selecting director candidates, including:

•       the personal and professional ethics, integrity and values of the candidate;

•       the independence of the candidate under legal, regulatory and other applicable standards, including the ability of the candidate to represent all of our shareholders without any conflicting relationship with any particular constituency;

•       the diversity of the existing Board, so that we maintain a diverse body of directors, with diversity reflecting gender, ethnic background and geographic and professional experience;

•       whether the professional experience and industry expertise of the candidate will complement that of the existing Board;

•       the compatibility of the candidate with the existing Board;

•       the length of tenure of the members of the existing Board;

•       the number of other public company boards of directors on which the candidate serves or intends to serve, with the general expectation that the candidate would not serve on the boards of directors of more than four other public companies;

•       the number of public company audit committees on which the candidate serves or intends to serve, with the general expectation that, if the candidate is to be considered for service on our Audit Committee, the candidate would not serve on the audit committees of more than two other public companies;

•       the candidate’s service on the boards of directors of other for-profit companies, not-for-profit organizations, trade associations or industry associations;

•       the ability and willingness of the candidate to devote sufficient time to carrying out his or her Board duties and responsibilities effectively;

•       the commitment of the candidate to serve on our Board for an extended period of time; and

•       such other attributes of the candidate and external factors as our Governance Committee deems appropriate.

Our Governance Committee has the discretion to weight these factors as it deems appropriate. The importance of these factors may vary from candidate to candidate.

Nominating Procedures

The primary purpose of our nominating procedures is to identify and recruit outstanding individuals to serve on our Board. Our Board has delegated responsibility for identifying director candidates to our Governance Committee, which meets periodically to consider the slate of nominees for election at our next annual meeting of shareholders. If appropriate, our Governance Committee schedules follow-up meetings and interviews with potential candidates. Our Governance Committee submits its recommended nominee slate to our Board for approval.

Our Governance Committee will consider candidates recommended by directors, members of management and our shareholders. In addition, our Governance Committee may, in its discretion, engage one or more search firms to assist in the recruitment of director candidates.

The procedures for shareholders to propose director candidates are set forth in Article I, Section 10 of our By-Laws. For a shareholder proposed candidate to be considered, in addition to complying with the notice period described in our By-Laws, the shareholder must provide:

•       all information relating to each person whom the shareholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934 (Exchange Act), including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected;

•       the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•       the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

Our Governance Committee may make such additional inquiries of the candidate or the proposing shareholder as our Governance Committee deems appropriate. This information is necessary to allow our Governance Committee to evaluate the shareholder’s proposed candidate on the same basis as those candidates referred through directors, members of management or by consultants retained by our Governance Committee.

Shareholders wishing to propose a candidate for consideration should refer to Article I, Section 10 of our By-Laws, the information set forth under the heading “2008 Shareholder Proposals and Nominations” and the SEC rules applicable to shareholder proposal submission procedures.

Director Election Procedures

Pursuant to New Jersey law and our Restated Certificate of Incorporation, our directors currently are elected by a plurality of the votes cast. To address the possibility of an uncontested election in which a director-nominee is elected, despite having received a majority of “withheld” votes, our Board has adopted a corporate governance guideline. This guideline provides that, in an uncontested election, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to tender his or her resignation following certification of the shareholder vote. Our Governance Committee is required to make a recommendation to our Board as to whether or not to accept such resignation and our Board is required to take action with respect to our Governance Committee’s recommendation within 90 days following the date of the election. These procedures are described in full in our Corporate Governance Guidelines.

As part of our commitment to maintain the highest corporate governance standards, our Board is recommending that our shareholders approve an amendment to our Restated Certificate of Incorporation at the 2007 Annual Meeting that, if approved, will replace our plurality voting standard in uncontested director elections with a majority of the votes cast standard. For more information, see below under the heading “Proposal 3—Amendment to the Restated Certificate of Incorporation.” If this proposal is approved by our shareholders, then the first annual election of directors for which the new election procedures would be effective is the 2008 Annual Meeting of Shareholders.

Director Independence

Our Governance Committee reviews each director’s independence annually in accordance with the standards set forth in our Corporate Governance Guidelines and the requirements of the NYSE. No member of our Board will be considered independent unless our Governance Committee determines that the director has no material relationship with us that would affect the director’s independence and that the director satisfies the independence requirements of all applicable laws, rules and regulations. To facilitate the analysis of whether a director has a relationship with us that could affect his or her independence, our Board has identified in our Corporate Governance Guidelines the following categories of relationships which should not affect a director’s independence, are deemed immaterial and, therefore, are not considered by our Governance Committee in determining director independence:

•       charitable contributions made by us to any organization:

•        pursuant to our Matching Gifts Program on terms applicable to employees and directors;

•        in amounts that do not exceed $25,000 per year; or

•        that have been approved by our Governance Committee;

•       commercial relationships with any entity or organization where the annual sales to, or purchases from, us are less than two percent of our annual revenue and less than two percent of the annual revenue of the other entity or organization; and

•       insurance, reinsurance and other risk transfer arrangements entered into in the ordinary course of business on an arm’s length basis.

Our Board reviewed director independence in 2006 based on the assessment of our Governance Committee. As a result of this review, our Board determined that each of our directors, other than John D. Finnegan, who is our Chairman, President and Chief Executive Officer, was independent as defined in the listing standards of the NYSE and, in the case of the members of our Audit Committee, Section 10A(m)(3) of the Exchange Act.

Related Person Transactions

Our Governance Committee has adopted a written policy governing the review and approval of transactions in which we are a participant and in which any of our officers, our directors, holders of five percent or more of our common stock, or any of their respective immediate family members (as defined by the SEC) has a material direct or indirect interest. These individuals collectively are referred to as related persons. This policy prohibits us from participating in any transaction in which a related person has a direct or indirect material interest unless:

•       the transaction is a permitted transaction (as defined below);

•       in the case of our executive officers and holders of five percent or more of our common stock, the transaction is reported to and approved by our Board, our Governance Committee or another Board committee comprised of disinterested directors; or

•       in the case of our directors and nominees for director, the transaction is reported to and approved by a majority of the disinterested members of our Governance Committee or, if less than a majority of our Governance Committee is disinterested, a majority of the disinterested members of our Board.

In the event that a related person inadvertently fails to obtain the appropriate approvals prior to engaging in a transaction in which the related person has a material direct or indirect interest and in which we are a participant, the related person is required to seek ratification of the transaction by the appropriate decision maker referenced above as soon as reasonably practicable after discovery of such failure.

Our Governance Committee has identified categories of transactions that are appropriate and generally do not give rise to conflicts of interest or the appearance of impropriety, which, accordingly, do not require approval or ratification. These categories of transactions, referred to as permitted transactions under the policy, are:

•       the purchase of insurance products or services from us on an arms’ length basis in the ordinary course of business and on terms and conditions generally available to other insureds;

•       claims activity relating to insurance policies administered on an arms’ length basis in the ordinary course of business and consistent with the administration of the claims of other insureds;

•       any transaction or series of transactions with an aggregate dollar amount involved of $100,000 or less;

•       transactions within the scope of a related person’s ordinary business duties to us, where the benefits inuring to the related person relate solely to our performance review process (and resulting compensation and advancement decisions);

•       our payment or reimbursement of a related person’s expenses incurred in performing his or her Chubb-related responsibilities;

•       the receipt of compensation and benefits from us, provided that such arrangements are approved in accordance with the policies and procedures established by our Board or a committee thereof;

•       the purchase or sale of our securities in the open market or pursuant to any equity compensation plan approved by our Compensation Committee, our Governance Committee or our Board and our shareholders;

•       any transaction with an entity or organization with whom the related person is serving or affiliated solely at our request;

•       any transaction in which the related person’s interest arises only: (i) from the related person’s position as a director of another corporation or organization that is a party to the transaction; (ii) from the direct or indirect ownership by the related person and all other related persons, in the aggregate, of less than a ten percent equity interest in another person (other than a partnership) which is a party to the transaction; or (iii) from both such position and ownership; and

•       any transaction in which the related person’s interest arises only from the related person’s position as a limited partner in a partnership in which the related person and all other related persons have an interest of less than ten percent, and the person is not a general partner of and does not have another position in the partnership.

Related person transactions during 2006 are discussed under the heading “Certain Transactions and Other Matters.”

Lead Director

Our Board annually elects an independent director to serve as Lead Director to ensure our Board’s independence and proper functioning when, as is currently the case, the offices of Chief Executive Officer and Chairman of the Board are combined. The Lead Director has the following authority:

•       to call special meetings of our Board;

•       to call special meetings of any committee of our Board;

•       with the consent of a majority of the members of our Executive Committee, to call special meetings of our shareholders;

•       in the absence of the Chairman of the Board, to preside at meetings of our Board;

•       to preside at all executive sessions of the non-employee directors and the independent directors;

•       in the absence of the Chairman of the Board, to preside at meetings of our shareholders;

•       to provide direction regarding the meeting schedule, information to be sent to our Board and the agenda for our Board meetings to assure that there is sufficient time for discussion of all agenda items;

•       at the Lead Director’s discretion, to attend meetings of any committee on which he or she is not otherwise a member;

•       to hire independent legal, financial or other advisors as he or she deems desirable or appropriate, without consulting or obtaining the approval of any member of management in advance; and

•       to exercise such additional powers as may be conferred upon the office of Lead Director by resolution of our Board or our Governance Committee from time to time.

The Lead Director serves on our Executive Committee and is eligible to serve on any or all other committees of our Board. The office of Lead Director is not subject to term limits. Joel J. Cohen has served as our Lead Director since December 2003 when Mr. Finnegan succeeded Mr. Cohen as Chairman of the Board.

Contacting our Board and Audit Committee

Director Communications

Parties interested in contacting our Board, the Chairman of the Board, the Lead Director, the independent directors as a group or any individual director are invited to do so by writing to them in care of our Corporate Secretary at:

The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615

Complaints and concerns relating to our accounting, internal controls over financial reporting or auditing matters should be communicated to our Audit Committee using the procedures described below. Communications addressed to a particular director will be referred to that director. All other communications addressed to our Board will be referred to our Lead Director and tracked by the Corporate Secretary.

Audit Committee Communications

Complaints and concerns relating to our accounting, internal controls over financial reporting or auditing matters should be communicated to our Audit Committee, which consists solely of non-employee directors. Any such communication may be anonymous and may be reported to our Audit Committee through our General Counsel by writing to:

Executive Vice President and General Counsel
The Chubb Corporation
15 Mountain View Road
P.O. Box 1615
Warren, New Jersey 07061-1615
GeneralCounsel@chubb.com

All such concerns will be reviewed under our Audit Committee’s direction and oversight by the General Counsel, our Internal Audit department or such other persons as our Audit Committee determines to be appropriate. Confidentiality will be maintained to the fullest extent possible, consistent with the need to conduct an adequate review. Prompt and appropriate corrective action will be taken when and as warranted in the judgment of our Audit Committee. The General Counsel will prepare a periodic summary report of all such communications for our Audit Committee.

Our Code of Business Conduct provides that we will not discharge, demote, suspend, threaten, harass or in any manner discriminate against any employee in the terms and conditions of employment based upon any lawful actions of such employee with respect to good faith reporting of complaints regarding accounting matters or otherwise as specified in Section 806 of the Sarbanes-Oxley Act of 2002.

Required Certifications

As of the mailing date of this proxy statement, our Chief Executive Officer and Chief Financial Officer have timely delivered the certifications required under applicable rules of the SEC and the NYSE.

Meeting Attendance and Related Matters

Our directors are expected to attend all Board meetings, meetings of committees on which they serve and the annual meeting of shareholders. In 2006, our Board met eight times. Nine of our directors attended the 2006 Annual Meeting of Shareholders. Directors also are expected to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities. All of our incumbent directors attended at least 75% of the meetings of our Board and the committees on which they serve, except for Dr. Klaus J. Mangold. Dr. Mangold’s attendance fell below 75% as a result of two unrelated illnesses that prevented him from traveling to and, therefore, attending our Board and committee meetings in April and September 2006.

In connection with its decision to recommend that Dr. Mangold be nominated for election to our Board at the 2007 Annual Meeting, our Governance Committee fully considered the circumstances surrounding Dr. Mangold’s absences in 2006 and discussed this matter with him. In the course of these discussions, Dr. Mangold expressed his commitment to dedicate the necessary time to discharge his responsibilities as a director and committee member.

Audit Committee

Our Audit Committee is directly responsible for the appointment, compensation and retention (or termination) of our independent auditor. Our Audit Committee also is responsible for the oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independence and qualifications of our independent auditor, the performance of our internal audit function and independent auditor and other significant financial matters. Our Board has designated Joel J. Cohen and Daniel E. Somers as our audit committee financial experts (as defined by SEC rules). In 2006, our Au dit Committee met eight times. The Audit Committee Report for 2006 is set forth under the heading “Audit Committee Report.”

Compensation Committee

Composition; Scope of Authority

Each member of our Compensation Committee satisfies the independence requirements of the NYSE and the independence standards set forth in our Corporate Governance Guidelines. Our Compensation Committee’s primary responsibilities include establishing our general compensation philosophy and overseeing the development, implementation and administration of our compensation, benefit and perquisite programs. It also evaluates the performance and sets all aspects of the compensation paid to our Chief Executive Officer and reviews and, subject to the approval of our Board, approves the compensation paid to our other executive officers. In addition, our Compensation Committee is responsible for recommending the form and amount of compensation for our non-employee directors to our Governance Committee. The principle duties and responsibilities of our Compensation Committee are set forth in its charter, which is available on our web site at www.chubb.com/investors.

Processes and Procedures

In 2006, our Compensation Committee met five times.

During the first quarter of each year, our Compensation Committee evaluates our performance relative to the pre-established goals under The Chubb Corporation Annual Incentive Compensation Plan (2006) (the Annual Incentive Plan), in the case of annual incentive compensation, The Chubb Corporation Long-Term Stock Incentive Plan (2004) (the 2004 Employee Plan), in the case of long-term incentive awards, and for certain other plans in which our named executive officers identified under the heading “Executive Compensation—Summary Compensation Table” (our NEOs), do not participate. In addition, our Compensation Committee evaluates our Chief Executive Officer’s overall individual performance and contributions over the prior year. Our Chief Executive Officer presents our Compensation Committee with his evaluation of each of the other NEOs, which includes a review of contributions and performance over the prior year, strengths, weaknesses, development plans, succession potential and compensation recommendations. Our Compensation Committee then makes a final determination of compensation amounts for each NEO with respect to each of the elements of the executive compensation program for both pay based on prior year performance and target pay for the current year.

Mid-year, typically in June, our Compensation Committee considers each NEO’s total compensation as compared with that of the named executive officers of a peer group of companies. Information regarding this peer group analysis is set forth under the heading “Compensation Discussion and Analysis—Setting of Executive Compensation.” This peer group review provides our Compensation Committee with an external basis to assess the pay and performance relationship of our overall compensation program. Following this presentation of competitive market data, our Compensation Committee formulates decisions, in consultation with our Chief Executive Officer regarding the other NEOs, assessing the need for any modifications to executive compensation opportunities and overall program design for implementation in the following year. Final approval of any program or individual changes typically occurs in the first quarter of the following fiscal year, at or around the same time that our Compensation Committee is evaluating overall performance for the prior year to determine award amounts payable under our incentive-based plans.

Role of Executive Officers

Our Compensation Committee, and through it our Board, retains final authority with respect to our compensation, benefit and perquisite programs and all action taken thereunder. However, as noted above, our Chief Executive Officer recommends to our Compensation Committee compensation actions for each of the other NEOs. Our Vice Chairmen recommend compensation actions for other members of our senior management team to our Chief Executive Officer, who, after making any adjustments he deems appropriate, presents these recommendations to our Compensation Committee. In addition, our Compensation Committee oversees the performance evaluations of senior management. Compensation actions for the rest of our employees are determined by management, with our Compensation Committee receiving and approving aggregate statistics (e.g., aggregate incentive compensation and equity awards) by employee level with respect to such actions. None of our employees has a role in determining or recommending the amount or form of non-employee director compensation.

Delegation of Authority

Subject to an aggregate limit of 400,000 shares of our common stock, our Compensation Committee has delegated authority to our Chief Executive Officer to make equity grants to employees below the level of Executive Vice President. In accordance with the terms of this delegation of authority, our Compensation Committee reviews all such awards. If our Compensation Committee ratifies the awards, the number of shares so ratified is restored to our Chief Executive Officer’s pool of awardable shares. Our Chief Executive Officer uses this authority to grant performance, promotion, retention and new hire awards. Our Compensation Committee has retained exclusive authority for granting equity awards to employees above the level of Executive Vice President.

Role of Executive Compensation Consultant

In 2006, as permitted by its charter, our Compensation Committee retained the services of a compensation consulting firm, Mercer Human Resource Consulting (the Consultant), to assist our Compensation Committee in reviewing our compensation strategy and each of our NEO’s total compensation packages. At the request of our Compensation Committee, the Consultant provided input on the competitive market for executive talent, evolving executive compensation market practices, program design and regulatory compliance.

Our Compensation Committee determined that there was substantial overlap between the structuring of our compensation programs by our Compensation Committee and their implementation and administration by certain members of management pursuant to the direction and oversight of our Compensation Committee. Our Compensation Committee also determined that requiring management to utilize a separate consultant to assist in such implementation and administration would result in an inefficient use of corporate resources. Accordingly, our Compensation Committee authorized our management to utilize the services of the Consultant, subject to the Chairman of our Compensation Committee’s periodic review of the nature of the services rendered, together with the Consultant’s fees for such services, to ensure that the Consultant’s independence from management would not be impaired. Pursuant to its charter, our Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the Consultant’s fees and retention terms.

Executive Committee

Our Executive Committee, which consists of the Chairman of the Board, our Lead Director and the Chairmen of our Audit, Compensation and Governance Committees, is responsible for overseeing our business, property and affairs during the intervals between the meetings of our Board, if necessary. Our Executive Committee did not meet during 2006.

Finance Committee

Our Finance Committee oversees and regularly reviews the purchase and sale of securities in our investment portfolio. In 2006, our Finance Committee met four times.

Governance Committee

Our Governance Committee assists our Board in identifying individuals qualified to become members of our Board and oversees the annual evaluation of our Board and each committee. As provided in its charter, our Governance Committee also makes recommendations to our Board on a variety of corporate governance and nominating matters, including recommending standards of independence, director nominees, appointments to committees of our Board, designees for chairmen of each of our Board committees, non-employee director compensation and corporate governance guidelines. In 2006, our Governance Committee met four times.

Pension & Profit Sharing Committee

Our Pension & Profit Sharing Committee oversees and regularly reviews our retirement and profit sharing plans. In 2006, our Pension & Profit Sharing Committee met three times.

Director Compensation

Our Governance Committee, with the assistance of our Compensation Committee, is responsible for establishing and overseeing non-employee director compensation. The Compensation and Governance Committees consult periodically with the Consultant to evaluate and, if appropriate, adjust non-employee director compensation. To benchmark the competitiveness of our non-employee director compensation, the Compensation and Governance Committees utilize the same peer group of companies described below under the heading “Compensation Discussion and Analysis—Setting of Executive Compensation.” Consistent with our compensation philosophy for our NEOs, our non-employee director compensation program is designed to target total non-employee director compensation in the second quartile of the compensation paid to non-employee directors in this peer group.

Director Compensation Table

The following table sets forth the compensation we paid to our non-employee directors in 2006:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Zoë Baird	$101,000	$86,176	—	—	$19,838	$9,603	$216,617
Sheila P. Burke	108,500	86,176	—	—	—	—	194,676
James I. Cash, Jr.	90,000	86,176	—	—	—	—	176,176
Joel J. Cohen	162,500	86,176	$301,927	—	—	—	550,603
James M. Cornelius(6)	105,500	86,176	—	—	—	—	191,676
Klaus J. Mangold	85,000	86,176	—	—	—	—	171,176
David G. Scholey	91,000	86,176	—	—	24,865	—	202,041
Raymond G.H. Seitz(7)	91,000	86,176	—	—	—	—	177,176
Lawrence M. Small	83,500	86,176	—	—	—	—	169,676
Daniel E. Somers	122,000	86,176	—	—	—	7,395	215,571
Karen Hastie Williams	99,000	86,176	—	—	—	9,603	194,779
Alfred W. Zollar	114,500	86,176	—	—	—	—	200,676

(1)           Compensation for Mr. Finnegan is not included in this table because he does not receive compensation for services that he renders as a member of our Board. Information regarding Mr. Finnegan’s compensation is set forth below under the headings “Compensation Discussion and Analysis” and “Executive Compensation.”

(2)           Pursuant to The Chubb Corporation Long-Term Stock Incentive Plan for Non-Employee Directors (2004) (the 2004 Director Plan), on April 25, 2006, each non-employee director received stock units representing the right to receive 445 shares of our common stock valued at $50.65 per share. These awards vested immediately upon grant. Accordingly, the grant date fair value of each of these awards, calculated in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share Based Payment (FAS 123(R)), is the same as the amount of compensation expense we reflected in our financial statements with respect to each of these awards ($22,539 per non-employee director). The grant date fair value of each of these awards is estimated based on the fair market value of our common stock on the date of grant. In addition, on April 25, 2006, each non-employee director also received a target award of 1,333 performance shares valued at $47.74 per share. These awards vested immediately upon grant. Accordingly, the grant date fair value of each of these awards, calculated in accordance with FAS 123(R), is the same as the amount of compensation expense we reflected in our financial statements with respect to each of these awards ($63,637 per non-employee director). The grant date fair value of each of these awards is estimated based on the fair market value of our common stock on the date of grant discounted to reflect that these awards do not receive dividend equivalents during the performance period.

Including the 2006 stock unit and performance share awards described in the preceding paragraph, as of December 31, 2006, each non-employee director had three outstanding stock unit awards and two outstanding performance share awards. The following table sets forth these awards for each non-employee director as of December 31, 2006:

Grant Date	Stock Units(a)	Performance Shares(a)(b)
April 27, 2004	644	—
April 26, 2005	574	1,722
April 25, 2006	445	1,333
Total	1,663	3,055

(a)          Each stock unit and each performance share is the equivalent of one share of our common stock.

(b)          Represents target award. Actual payout may range from 0% to 200% of target. Additional information regarding non-employee director performance shares is set forth under the heading “Director Compensation—Stock Awards.” Excludes the April 27, 2004 performance share awards that were earned as of December 31, 2006. The actual payment of these awards was made on February 6, 2007, with each non-employee director receiving, or being entitled to receive, 2,760 shares of our common stock.

(3)           Represents a restoration stock option award to purchase shares of our common stock acquired upon exercise of the original stock option grant pursuant to a predecessor plan to the 2004 Director Plan. This award vested immediately upon grant. Accordingly, the grant date fair value of this award, calculated in accordance with FAS 123(R), is the same as the amount of compensation expense we reflected in our financial statements with respect to this award ($301,927). The fair value of this award was estimated on the grant date using the Black-Scholes option pricing model.

The following table sets forth the option awards outstanding for each non-employee director at December 31, 2006:

Name	Aggregate Number of Shares Subject to Option Awards (a)
Zoë Baird	40,000
Sheila P. Burke	56,000
James I. Cash, Jr.	32,000
Joel J. Cohen	111,371	(b)
James M. Cornelius	—
Klaus J. Mangold	16,000
David G. Scholey	96,000
Raymond G.H. Seitz	72,000
Lawrence M. Small	105,943
Daniel E. Somers	2,000
Karen Hastie Williams	24,000
Alfred W. Zollar	24,000

(a)           All outstanding options are fully vested.

(b)           Includes the 2006 restoration stock option awards to purchase 22,465 shares of our common stock, the dollar value of which is reflected in the “Option Awards” column of the Director Compensation Table set forth under the heading “Corporate Governance—Director Compensation.”

(4)           Represents interest on cash accounts and the increase in value of shareholders’ equity accounts, in each case, under The Chubb Corporation Deferred Compensation Program for Directors (1987), as amended (the Director Deferred Compensation Program), which exceeded 120% of the applicable long-term federal interest rate in 2006.

(5)           Represents premiums paid in 2006 for life insurance policies through which we will fund three of our non-employee directors’ charitable contributions under the Director’s Charitable Award Program. See below under “Director Compensation—All Other Compensation.”  At December 31, 2006, seven of our other non-employee directors also participated in this program. However, the life insurance premiums relating to their participation in the Director’s Charitable Award Program were fully funded prior to 2006.

(6)           Mr. Cornelius retired from our Board as of December 31, 2006.

(7)           Mr. Seitz will retire from our Board effective as of April 24, 2007.

Fees Earned or Paid in Cash

The following table summarizes the cash components of our non-employee director compensation program:

Item	Amount
Annual Director Retainer	$50,000
Lead Director Annual Supplemental Retainer	50,000
Audit Committee Chairman Retainer	20,000
Audit Committee Member Retainer	7,500
Compensation Committee Chairman Retainer	15,000
Compensation Committee Member Retainer	7,500
Executive Committee Retainer	7,500
Finance Committee Member Retainer	7,500
Governance Committee Chairman Retainer	12,500
Governance Committee Member Retainer	7,500
Pension & Profit Sharing Committee Member Retainer	7,500
Board Meeting Fee	2,000
Committee Meeting Fee	2,000

Stock Awards

Background.   The 2004 Director Plan is administered by our Governance Committee with the assistance of our Compensation Committee. Subject to adjustment upon the occurrence of certain events described below, a maximum of 500,000 shares of our common stock may be issued under the 2004 Director Plan.

Pursuant to the 2004 Director Plan, each non-employee director receives an annual equity grant valued at approximately $90,000 (or such higher amount as our Governance Committee may determine, not to exceed the value of 3,000 shares of our common stock). Each annual award consists of performance shares and stock units, with performance shares comprising 75% of the award and stock units comprising the remaining 25% of the award.

The 2004 Director Plan also authorizes our Governance Committee to make grants to non-employee directors in addition to the annual grants described in the preceding paragraph. We anticipate that discretionary grants will be made only to address special circumstances, such as when one or more non-employee directors are called upon to provide services to us above and beyond those services required of non-employee directors generally. No such discretion was exercised during 2006. Our Governance Committee also may exercise discretionary authority to make awards to any non-employee director who is first elected to our Board other than at the time of an annual meeting of shareholders.

2006 Stock Awards.   Following our 2006 Annual Meeting of Shareholders on April 25, 2006, each of our non-employee directors received an equity grant of 1,333 performance shares and stock units representing the right to receive 445 shares of our common stock. As with performance shares awarded to NEOs under the 2004 Employee Plan described under the heading “Compensation Discussion and Analysis—Components of Executive Compensation,” the actual number of shares payable to each of our non-employee directors can vary from 0% to 200% of the original target award based on our total shareholder return relative to total shareholder returns over a three-year performance cycle for the other companies in the S&P 500 Index. For information regarding the actual number of performance shares that a non-employee director can earn over the performance cycle, see the table set forth under the heading “Compensation Discussion and Analysis—Components of Executive Compensation.”  The performance cycle commenced on January 1, 2006 and ends on December 31, 2008. The ultimate value of the performance share awards also will depend on the value of our common stock at the end of the performance cycle.

Unlike the performance shares awarded to our NEOs, non-employee directors vested immediately in their performance share awards. Accordingly, a non-employee director whose service as a member of our Board terminates during a performance cycle will be entitled to receive the same payment in respect of performance shares without proration that would have been payable had his or her service continued until the end of the applicable performance cycle. Any amount payable to a departed non-employee director generally will be paid at the same time as amounts in respect of similar awards are paid to other participants in the 2004 Director Plan (or at such earlier time as our Governance Committee may permit). However, if a non-employee director is removed from our Board for cause (or resigns in anticipation of such removal), the non-employee director will forfeit all rights to receive any payment in respect of his or her outstanding performance shares.

The stock units vested immediately upon grant. However, if a non-employee director is removed from our Board for cause (or resigns in anticipation of such removal), the non-employee director will forfeit all rights to receive any payment in respect of his or her outstanding stock units.

Option Awards

Since the adoption of the 2004 Director Plan, the practice of our Governance Committee has been to refrain from granting stock options to non-employee directors. The stock options granted to Mr. Cohen in 2006 were not granted on a discretionary basis, but rather pursuant to a restoration stock option feature that was included in the terms of stock options granted under predecessor plans to the 2004 Director Plan. The restoration stock option feature provides for an automatic grant of a new stock option if, upon exercise of the original stock option, shares are exchanged in a stock-for-stock exercise. The restoration stock option feature only applies if the original stock option is exercised within seven years of the grant date and if the fair value market of our common stock on the date of exercise is at least 25% higher than the exercise price of the original stock option. The grant date of the restoration stock option is the date of exercise of the original option and the exercise price is the average of the high and low prices of our common stock on the date that the original option is exercised.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Cash Compensation.   Under the Director Deferred Compensation Program, non-employee directors may defer receipt of all or a portion of their cash compensation. Amounts of deferred compensation are payable at the option of the non-employee director either upon the non-employee director’s termination of service or at a specified date chosen by the non-employee director at the time the deferral election is made. The Director Deferred Compensation Program provides that amounts deferred may be invested in:

•       an interest bearing account;

•       a market value account; or

•       a shareholders’ equity account.

A non-employee director participating in the Director Deferred Compensation Program may elect to receive the compensation deferred in either a lump sum or in annual installments. All amounts are paid in cash, except for the market value accounts which we pay in shares of our common stock. Deferred compensation represents an unsecured obligation payable out of our general corporate assets.

Cash Accounts.   Interest bearing accounts (cash accounts) bear interest at the prime rate of Citibank, N.A. in effect on the first day of each January, April, July and October during the deferral period. At December 31, 2006, we maintained cash accounts for two non-employee directors, one of whom deferred

2006 compensation into a cash account pursuant to the Director Deferred Compensation Program. During 2006, Citibank’s prime rate exceeded 120% of the applicable long-term federal interest rate. We have reported interest accruing on cash accounts in excess of 120% of the applicable long-term federal interest rate in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Director Compensation Table set forth under the heading “Corporate Governance—Director Compensation.”

In December 2006, our Board amended the Director Deferred Compensation Program to limit the interest rate earned on compensation deferred into cash accounts to the lesser of 120% of the applicable long-term federal interest rate and Citibank’s prime rate. Accordingly, non-employee directors with compensation deferred into cash accounts will not receive interest on such amounts in future years in excess of 120% of the applicable long-term federal interest rate.

Market Value Accounts.   Market value accounts, which are denominated in units with one unit being the equivalent of one share of our common stock, track the value of shares of our common stock. On each date compensation otherwise would have been paid in accordance with our normal practice (the credit date), non-employee directors deferring cash compensation into market value accounts are credited with the number of market value units equal to the quotient of:

•       the amount of compensation deferred by the non-employee director, divided by

•       the closing share price of our common stock on the NYSE on the credit date or on the trading day preceding the credit date if the credit date is not a trading day.

When we pay cash dividends on our common stock, the market value account of each participating non-employee director is credited with the number of market value units equal to:

•       the product of (i) the amount of the dividend per share, multiplied by (ii) the number of units in the non-employee director’s market value account on the dividend payment date, divided by

•       the closing share price of our common stock on the NYSE on the dividend payment date or on the trading day preceding the dividend payment date if the dividend payment date is not a trading day.

At December 31, 2006, we maintained market value accounts for nine non-employee directors, six of whom deferred 2006 compensation into a market value account pursuant to the Director Deferred Compensation Program.

Shareholders’ Equity Accounts.   Shareholders’ equity accounts, which are denominated in units, track the book value per share of our common stock. On each date compensation otherwise would have been paid in accordance with our normal practice, non-employee directors deferring cash compensation into shareholders’ equity accounts are credited with the number of shareholders’ equity units equal to the quotient of:

•       the amount of compensation deferred by the non-employee director, divided by

•       the shareholders’ equity per share as reported in our annual report to shareholders for the immediately preceding year.

When we pay cash dividends on our common stock, the shareholders’ equity account of each participating non-employee director is credited with the number of shareholders’ equity units equal to:

•       the product of (i) the amount of the dividend per share, multiplied by (ii) the number of units in the non-employee director’s shareholders’ equity account on the dividend payment date, divided by

•       the closing share price of our common stock on the NYSE on the dividend payment date or on the trading day preceding the dividend payment date if the dividend payment date is not a trading day.

At December 31, 2006, we maintained shareholders’ equity accounts for two non-employee directors. However, neither of these non-employee directors deferred 2006 compensation into shareholders’ equity accounts. In 2006, the incremental increase in the value of the shareholders’ equity unit accounts exceeded 120% of the applicable long-term federal interest rate. Accordingly, we reported this excess amount in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Director Compensation Table set forth under the heading “Corporate Governance—Director Compensation.”

In December 2006, our Board amended the Director Deferred Compensation Program to allow non-employee directors with deferred compensation in the shareholders’ equity accounts to transfer such amounts into cash accounts. Both non-employee directors for whom we had maintained shareholders’ equity accounts elected to make this transfer. Accordingly, as discussed above under the description of cash accounts, non-employee directors will not receive earnings on such amounts in future years that exceed 120% of the applicable long-term federal interest rate. Moreover, we do not expect any of our non-employee directors to defer future compensation into shareholders’ equity accounts.

Equity Compensation.   We offer non-employee directors the option of deferring receipt of all or a portion of their equity compensation. Amounts of voluntarily deferred equity are payable at the option of the non-employee director either upon the non-employee director’s termination of service or at a specified date chosen by the non-employee director at the time the deferral election is made. Non-employee directors receive current payment of dividend equivalents on their deferred equity. We declare and pay dividend equivalents on equity held in director deferral accounts at the same rate and at the same time as we declare and pay dividends on our common stock generally. At December 31, 2006, we maintained deferred equity accounts for seven non-employee directors, each of whom deferred 2006 equity compensation.

All Other Compensation

Director’s Charitable Award Program.   Effective January 1, 1992, we established the Director’s Charitable Award Program. Under this program, each non-employee director, following his or her first election to our Board by our shareholders, may request that we direct one or more charitable contributions totaling up to $500,000 to eligible tax exempt organizations. We have elected to fund the Director’s Charitable Award Program through the proceeds of “second-to-die” life insurance policies we have purchased on the lives of the participating non-employee directors. We are the owner and beneficiary of these policies. Non-employee directors have no rights in these policies or the benefits thereunder.

Under the terms of these policies, participating non-employee directors are paired and, upon the death of the second paired non-employee director, we use the proceeds of these policies to fund the contributions to the organizations selected by the non-employee directors. At December 31, 2006, 10 non-employee directors were participating in the program. For seven of these non-employee directors, we paid the full premium on the life insurance policies through which we fund the program prior to 2006. For the remaining three non-employee directors who participate in this program, the premiums paid in 2006, which also are reflected in the “All Other Compensation” column of the Director Compensation Table set forth under the heading “Corporate Governance—Director Compensation,” are as follows:

Name	Amount
Zoë Baird	$9,603
Daniel E. Somers	7,395
Karen Hastie Williams	9,603

We may amend or terminate the Director’s Charitable Award Program at our election at any time. In addition, the non-employee director is entitled to change his or her designated charities at any time.

OUR BOARD OF DIRECTORS

Our Board oversees our business operations, assets, affairs and performance. In accordance with our long-standing practice, each of our directors other than our Chief Executive Officer is independent. Our Corporate Governance Guidelines provide that no director may be nominated to a new term if the director would be age 72 or older at the time of election.

The name, age, length of service on our Board and principal occupation of each director nominee, together with certain other biographical information, are set forth below. Our shareholders elected each of this year’s nominees to serve as directors during 2006. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held. The age of each director is as of April 24, 2007, the date of the 2007 Annual Meeting.

ZOË BAIRD (Age 54)

Director since 1998

Zoë Baird is President of the Markle Foundation, a private philanthropy that focuses on using information and communications technologies to address critical public needs, particularly in the areas of health care and national security.

Ms. Baird’s career spans business, government and academia. She has been Senior Vice President and General Counsel of Aetna, Inc., a senior visiting scholar at Yale Law School, counselor and staff executive at General Electric Co., and a partner in the law firm of O’Melveny and Myers. She was Associate General Counsel to President Jimmy Carter and an attorney in the Office of Legal Counsel of the Department of Justice. She served on President Clinton’s Foreign Intelligence Advisory Board from 1993 - 2001 and on the International Competition Policy Advisory Committee to the Attorney General. Ms. Baird served on the Technology & Privacy Advisory Committee to the Secretary of Defense in 2003 - 2004, which advised on the use of technology to counter terrorism. She is on a number of non-profit and corporate boards, including the Convergys Corporation, Boston Properties, Brookings Institution and IBM’s World Community Grid Advisory Board, among others.

SHEILA P. BURKE (Age 56)

Director since 1997

Deputy Secretary and Chief Operating Officer, Smithsonian Institution, since January 2004. Ms. Burke previously was Under Secretary for American Museums and National Programs, Smithsonian Institution, from June 2000 to December 2003 and Executive Dean and Lecturer in Public Policy of the John F. Kennedy School of Government, Harvard University, from November 1996 until June 2000. Ms. Burke is also a member of the Medicare Payment Advisory Commission. Ms. Burke also serves on the boards of Wellpoint Inc., the Kaiser Commission on the Future of Medicaid and Uninsured and the Georgetown University School of Nursing. Ms. Burke also serves as Chair of the Kaiser Family Foundation.

JAMES I. CASH, JR. (Age 59)

Director since 1996

Retired from The James E. Robison Professor of Business Administration, Harvard University. Dr. Cash was a member of the Harvard Business School faculty from July 1976 to October 2003. He also serves on the boards of General Electric Company, Microsoft Corporation, Wal-Mart and Phase Forward Inc. Dr. Cash also serves on the boards of the National Association of Basketball Coaches Foundation, the Bert King Foundation, Massachusetts General Hospital and Partners Healthcare.

JOEL J. COHEN (Age 69)

Director since 1984

Chairman and Co-Chief Executive Officer of Sagent Advisors Inc., a financial advisory firm, since September 2003. Mr. Cohen has been Lead Director of Chubb’s Board since December 2003 and was Chairman of the Board (non-executive) from December 2002 to December 2003. Mr. Cohen previously was Managing Director and co-head of Global Mergers and Acquisitions at Donaldson, Lufkin & Jenrette Securities Corporation (DLJ), a leading investment and merchant bank, until his retirement in November 2000. He had been associated with DLJ since October 1989. He had previously served as General Counsel to the Presidential Task Force on Market Mechanisms and as a partner of the law firm Davis Polk & Wardwell. Mr. Cohen also serves on the boards of Borders Group, Inc. and Maersk, Inc.

JOHN D. FINNEGAN (Age 58)

Director since 2002

President and Chief Executive Officer of The Chubb Corporation since December 2002 and Chairman since December 2003. Mr. Finnegan previously had been Executive Vice President of General Motors Corporation, which is primarily engaged in the development, manufacture and sale of automotive vehicles, and Chairman and President of General Motors Acceptance Corporation, a finance company and subsidiary of General Motors Corporation, from May 1999 to December 2002. He was Vice President and Group Executive of General Motors and also President of General Motors Acceptance Corporation from November 1997 to April 1999. Mr. Finnegan was associated with General Motors Corporation from 1976 to December 2002. Mr. Finnegan also serves on the Board of Directors of Merrill Lynch & Co., Inc.

KLAUS J. MANGOLD (Age 63)

Director since 2001

Executive Advisor to the Chairman of DaimlerChrysler AG since December 2003. Dr. Mangold previously served as a member of the Board of Management of DaimlerChrysler AG and as Chairman of the Board of Management of DaimlerChrysler Services AG, a provider of financial services and a subsidiary of DaimlerChrysler AG, until December 2003. DaimlerChrysler AG is primarily engaged in the development, manufacture, distribution, sale and financing of a wide range of automotive products. Dr. Mangold also serves on the boards of Metro AG, Magna International Inc. and Jenoptik AG. He is also a Vice Chairman of Rothschild and Cie, London-Paris and Chairman of the Advisory Board of Rothschild and Cie, Germany.

SIR DAVID G. SCHOLEY, CBE (Age 71)

Director since 1991

Senior Advisor, UBS Investment Bank, a global, integrated investment services firm and bank, since 1995. Sir David was formerly Chairman of Close Brothers Group plc, Executive Chairman of S.G. Warburg & Co. Ltd., and a Director of Vodafone Group plc, Anglo American plc, General Electric Companies plc, British Telecom plc, J. Sainsbury plc, Bank of England and British Broadcasting Corporation. He also was Chairman of the Trustees of the National Portrait Gallery, London and a Trustee of the Glyndebourne Arts Trust.

LAWRENCE M. SMALL (Age 65)

Director since 1989

Secretary of the Smithsonian Institution since January 2000. The Smithsonian Institution is the world’s largest museum and research complex, with 18 museums and galleries, the National Zoo, and several research facilities around the world. Mr. Small previously had been President and Chief Operating Officer of Fannie Mae, a shareholder-owned, New York Stock Exchange listed company and the nation’s largest source of financing for home mortgages, from 1991 to 2000. Mr. Small also serves on the boards of Marriott International, Inc., New York City’s Spanish Repertory Theatre, the National Gallery of Art, the John F. Kennedy Center for the Performing Arts and the Woodrow Wilson International Center for Scholars.

DANIEL E. SOMERS (Age 59)

Director since 2003

Vice Chairman of Blaylock and Partners LP, an investment banking firm, since January 2002. Mr. Somers previously had been President and Chief Executive Officer of AT&T Broadband, a provider of cable and broadband services, from December 1999 to October 2001 and Senior Executive Vice President and Chief Financial Officer at AT&T Corp., a telecommunications company, from May 1997 to December 1999. Mr. Somers serves on the board of The Lubrizol Corporation. He is also Vice Chairman of the Board of Trustees of Stonehill College.

KAREN HASTIE WILLIAMS (Age 62)

Director since 2000

Partner, Crowell & Moring LLP, attorneys, from 1982 until her retirement in January 2005. Ms. Williams also serves on the boards of Continental Airlines Inc., Gannett Company, Inc., SunTrust Banks, Inc. and Washington Gas Light Holdings, Inc. She is also a Trustee of Amherst College, the Black Student Fund and the NAACP Legal Defense and Education Fund.

ALFRED W. ZOLLAR (Age 52)

Director since 2001

General Manager, Tivoli Software, IBM Corporation, which manufactures and sells computer services, hardware and software, since July 2004. Mr. Zollar previously had been General Manager, eServer iSeries, IBM Corporation, from January 2003 to July 2004; General Manager, Lotus Software, which designs and develops business software and was a subsidiary of IBM Corporation, from January 2000 to January 2003; General Manager, Network Computing Software Division, IBM Corporation from 1998 to 2000 and General Manager, Network Software, IBM Corporation, from 1996 to 1998. Mr. Zollar also serves on the board of the Executive Leadership Council and on the National Advisory Board of the National Society of Black Engineers.

COMMITTEE ASSIGNMENTS

Our Board has established the six committees described above under the headings “Corporate Governance—Audit Committee,” “—Compensation Committee,” “—Executive Committee,” “—Finance Committee,” “—Governance Committee” and “—Pension & Profit Sharing Committee” to assist our Board in fulfilling its responsibilities. The charter for each of our Audit, Compensation and Governance Committees, which are available on our website at www.chubb.com/investors, requires that all members satisfy the independence requirements of the NYSE. Our Governance Committee annually considers committee assignments, with appointments being effective as of the date of the annual meeting of shareholders. Current members of our committees are identified below:

Audit Committee

Joel J. Cohen (Chair)
Zoë Baird
Daniel E. Somers
Alfred W. Zollar

Compensation Committee

Daniel E. Somers (Chair)
Sheila P. Burke
Lawrence M. Small
Karen Hastie Williams

Executive Committee

John D. Finnegan (Chair)
James I. Cash, Jr.
Joel J. Cohen
Daniel E. Somers

Finance Committee

John D. Finnegan (Chair)
Sheila P. Burke
Klaus J. Mangold
David G. Scholey
Raymond G.H. Seitz
Alfred W. Zollar

Governance Committee

James I. Cash, Jr. (Chair)
Zoë Baird
Joel J. Cohen
Karen Hastie Williams

Pension & Profit Sharing Committee

Sheila P. Burke
Klaus J. Mangold
David G. Scholey
Raymond G.H. Seitz
Alfred W. Zollar

AUDIT COMMITTEE REPORT

Purpose

Our Board has formed our Audit Committee to assist our Board in monitoring:

•       the integrity of our financial statements;

•       our compliance with legal and regulatory requirements;

•       the independence and qualifications of our independent auditor;

•       the performance of our internal auditors and independent auditor; and

•       other significant financial matters.

Composition and Meetings

During 2006, our Audit Committee was composed of five directors, each of whom our Board determined to be independent and each of whom satisfied the applicable legal and regulatory independence requirements. Mr. Cornelius served as the Chairman of our Audit Committee during 2006 and our Board designated him, together with Messrs. Cohen and Somers, as the audit committee financial experts. Information regarding the respective experience of Messrs. Cohen and Somers is set forth under the heading “Our Board of Directors.” Mr. Cornelius retired from our Board on December 31, 2006 and our Board appointed Mr. Cohen to serve as the Chairman of our Audit Committee for the remainder of Mr. Cornelius’s term.

Our Governance Committee and the full Board consider Audit Committee membership annually. Committee appointments are effective as of the date of the annual meeting of shareholders. In addition to Messrs. Cohen and Somers, Ms. Baird and Mr. Zollar currently serve on our Audit Committee. Our Audit Committee met eight times during 2006.

Charter and Self-Assessment

Our Audit Committee operates pursuant to its written charter, which has been approved by our Audit Committee and our Board. The Audit Committee Charter is subject to review at least annually. It was last revised in February 2006.

Pursuant to its charter, our Audit Committee performs an annual self-assessment. For 2006, our Audit Committee concluded that, in all material respects, it had fulfilled its responsibilities and satisfied the requirements of its charter and applicable laws and regulations.

Appointment of Independent Auditor

Under its charter, our Audit Committee, among other things, is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us. Our Audit Committee has appointed Ernst & Young LLP to serve as independent auditor. Our Audit Committee has recommended to our Board that Ernst & Young’s appointment as independent auditor be submitted for ratification by our shareholders. This matter is described under the heading “Proposal 2—Ratification of Appointment of Independent Auditor.”

Review of Financial Information

Management is responsible for our internal controls over the financial reporting process and the independent auditor is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on its audit. Our Audit Committee is charged with overseeing and monitoring these activities on behalf of our Board. During 2006 and the first quarter of 2007, our Audit Committee reviewed and discussed with management and the independent auditor our quarterly financial statements, our audited consolidated financial statements for the year ended December 31, 2006 and the results of the independent auditor’s review of our 2006 quarterly financial statements. In particular, our Audit Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications, and SEC Final Rule Release Nos. 33-8183 and 33-8183a.

Critical Accounting Policies

During its discussions with the independent auditor, our Audit Committee reviewed our critical accounting policies and practices and alternative treatments of financial information.

Auditor Independence

Our Audit Committee received the written disclosures and the letter from the independent auditor required by Independence Standards Board Standard No. 1 and discussed with the independent auditor the firm’s independence and objectivity. Our Audit Committee reviewed and approved all fees of the independent auditor for the years ended December 31, 2006 and 2005, and determined that the provision of these services is compatible with maintaining the independence of the independent auditor.

Inclusion of Consolidated Financial Statements in Form 10-K

Based on the foregoing, our Audit Committee recommended to our Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

The foregoing report has been furnished by the following members of our Board who comprise our Audit Committee:

Joel J. Cohen (Chair)	Daniel E. Somers
Zoë Baird	Alfred W. Zollar

This Audit Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material, nor shall it be incorporated by reference into any document filed under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act unless we specifically incorporate it by reference.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included under the heading “Compensation Discussion and Analysis” pursuant to Item 402(b) of SEC Regulation S-K.

Based upon the review and discussion described in the preceding paragraph, our Compensation Committee recommended to our Board that the “Compensation Discussion and Analysis” be included in our proxy statement on Schedule 14A prepared in connection with the 2007 Annual Meeting and that the “Compensation Discussion and Analysis” be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2006.

The foregoing report has been furnished by the following members of our Board who comprise our Compensation Committee:

Daniel E. Somers (Chair)	Lawrence M. Small
Sheila P. Burke	Karen Hastie Williams

This Compensation Committee Report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material, nor shall it be incorporated by reference into any document filed under the Securities Act or the Exchange Act unless we specifically incorporate it by reference.

COMPENSATION DISCUSSION AND ANALYSIS

Overall Executive Compensation Philosophy and Objectives

The property and casualty insurance industry is comprised of hundreds of companies vying for part of the multibillion-dollar market for personal, commercial and specialty lines of insurance coverage. Within this competitive environment, we are considered to be one of the world’s preeminent insurers, offering extensive business and personal insurance solutions globally. We have distinguished ourselves with an approach that focuses on providing premier customer service, quality underwriting and highly disciplined cost management. It is imperative to our success and long-term viability that our business continues to be managed by highly experienced, focused and capable executives who possess the dedication to oversee our global organization on a day-to-day basis and the vision to anticipate and respond to market developments. It is also important that we concentrate on retaining and developing the capabilities of our emerging leaders to ensure that we continue to have an appropriate depth of executive talent.

Our executive compensation program is intended to attract, reward and retain a management team with the collective and individual abilities that fit this profile. With this philosophy in mind, our executive compensation program is intended to motivate our employees to achieve the following objectives:

•       enhance our market reputation as a provider of the highest quality customer service;

•       attain superior financial performance in both the short- and long-term;

•       be personally accountable for the performance of the business units and functions for which they are responsible; and

•       make decisions about our business that will maximize long-term shareholder value.

As discussed more fully below, a substantial portion of an executive’s compensation incorporates performance criteria that support and reward achievement of our annual operating plan and long-term business goals. Specifically, compensation decisions for our NEOs are linked to corporate goals based on financial results (annual incentive plan awards), absolute stock price appreciation (restricted stock unit and performance share awards) and total shareholder return relative to companies in the S&P 500 Index (performance share awards). For 2006, approximately 70% of Mr. Finnegan’s total target compensation was performance-based. The percentage of performance-based pay relative to total target compensation for the other NEOs was, on average, 65%.

Setting of Executive Compensation

Our Compensation Committee is responsible for establishing the philosophy and objectives that underlie our executive compensation program and guide its design and administration. Additional information on the structure, scope of authority and operation of our Compensation Committee is set forth under the heading “Corporate Governance—Compensation Committee.”

Market Data

Our Compensation Committee, with the assistance of the Consultant, reviews the compensation of similarly situated officers of a representative peer group of companies on an annual basis to ensure our executive compensation program is competitive with the companies with which we believe we compete for executive talent. The peer group is comprised of companies similar in size and scope to us within the property and casualty and broader insurance industries, as well as the financial services industry. In 2006, the 22 companies comprising our peer group were:

ACE Ltd.	Cigna Corp.	Prudential Financial, Inc.
Aetna, Inc.	Genworth Financial, Inc.	Principal Financial Group, Inc.
Aflac, Inc.	Hartford Financial Services	SAFECO Corp.
Allstate Corp.	Lincoln National Corp.	St. Paul Travelers Cos., Inc.
American International Group	Mellon Financial Corp.	State Street Corp.
Bank of New York Co., Inc.	MetLife, Inc.	XL Capital Ltd.
BB&T Corp.	PNC Financial Svcs Grp, Inc.
CNA Financial Corp.	Progressive Corp.

We set target total compensation for our NEOs between the 50th and 75th percentiles of this peer group of companies. Combined salary and annual incentive compensation is targeted at the median of the peer group. Long-term incentives are targeted between the 50th and 75th percentiles. Our emphasis on long-term performance-based compensation supports our need for executives to maintain a longer-term focus on our business, while merit-based salary increases and annual incentive compensation reward the delivery of strong annual results. For 2006, approximately 72% of Mr. Finnegan’s total target compensation represented long-term equity-based incentives. The percentage of long-term equity-based pay relative to total target compensation for the other NEOs was, on average, 63%.

Individual Performance

Our executive compensation program provides our Compensation Committee with the flexibility to make annual compensation decisions based on individual performance. Specifically, our program is designed to provide our Compensation Committee with the ability to increase or decrease individual compensation, significantly in some cases, to the extent the executive achieves individual annual performance goals and strengthens his or her competencies, performance and potential over a longer period. Our Compensation Committee believes that this flexibility is imperative to reward and recognize the key skills, talents and contributions to annual performance improvements and overall long-term company success. Each year, our Compensation Committee evaluates Mr. Finnegan’s performance. Mr. Finnegan, in turn, presents our Compensation Committee with his evaluation of each of the other NEOs, which includes a review of contributions and performance over the prior year, strengths, weaknesses, development plans, succession potential and compensation recommendations. Our Compensation Committee then makes a final determination of compensation amounts for each NEO with respect to each of the elements of the executive compensation program for actual compensation relative to the preceding year and target compensation for the current year.

Components of Executive Compensation

Our executive compensation program consists of annual and long-term compensation and company-sponsored benefit plans. Each component is designed for a specific purpose and contributes to an overall total compensation package that is competitive, predominantly performance-based and valued by our executives.

Annual Salary

Annual salary is designed to provide a fixed level of compensation to our NEOs based on their skill and background, as well as to retain their services. As discussed above, annual salaries are generally targeted at the median of our peer group. In addition to supporting  our objective of rewarding individual performance and contributions, our Compensation Committee determines annual salaries taking into consideration the skills, knowledge and competencies of each NEO, as reviewed and recommended annually by Mr. Finnegan (for all NEOs other than himself). Setting of annual salaries is important because each NEO’s target annual incentive compensation is then developed based on annual salary levels.

Our Compensation Committee reviewed annual salaries for each of our NEOs in March 2006. Based upon the above factors, for 2006, our NEOs, other than Mr. Finnegan, received a 5.6% increase in annual salary, on average. Mr. Finnegan’s employment agreement provides for a minimum annual salary of $1,200,000 per year. In 2005, Mr. Finnegan’s annual salary was increased to $1,275,000, which became his new minimum annual salary pursuant to the terms of his employment agreement. Our Compensation Committee determined that his existing annual salary was competitive with annual salaries paid to other chief executive officers in our peer group. Accordingly, his 2006 annual salary remained $1,275,000.

Annual Incentive Compensation

Our annual incentive compensation program is designed to support our compensation strategy by linking a significant portion of total annual cash compensation to the achievement of critical business goals on an annual basis. All of our salaried employees, including our NEOs, are eligible to participate in the Annual Incentive Plan.

Incentive Opportunity.   As discussed under the heading “Compensation Discussion and Analysis—Setting of Executive Compensation,” target annual incentive compensation awards are generally set at the median for executives with commensurate positions at our peer group of companies. Our Compensation Committee establishes the range of potential payments for Mr. Finnegan’s annual incentive compensation based upon its analysis of competitive market data and subject to the minimum annual incentive compensation award target of 125% of annual salary provided for in his employment agreement. For the other NEOs, our Compensation Committee establishes the annual incentive compensation payment range after taking into consideration Mr. Finnegan’s recommendations and the competitive market data. For information regarding the potential ranges of annual incentive compensation awards for our NEOs in 2006, see the information set forth under the heading “Executive Compensation—Grants of Plan-Based Awards.”

Performance Goals.   Our Compensation Committee generally determines actual incentive compensation awards for our NEOs by applying performance multipliers (established pursuant to pre-determined formulas) to the target awards. At the beginning of 2006, our Compensation Committee established operating income per share as the performance goal for Messrs. Finnegan, O’Reilly, Motamed, and Degnan because our Compensation Committee believed that tying annual incentive compensation awards to an operating income per share goal provided an effective means of directly linking executive compensation to our shareholders’ interests. Under the performance metrics established by our Compensation Committee, each percentage increase or decrease in 2006 operating income per share relative to the 2005 operating income per share of $3.87 would result in an increase (up to the maximum permitted award) or decrease in the actual 2006 annual incentive compensation award multiplier. For example, if 2006 operating income per share was $4.83 (25% higher than in 2005), the actual incentive compensation award multiplier would be 25% higher than in 2005. Conversely, if 2006 operating income per share was $2.90 (25% lower than in 2005), the actual incentive compensation award multiplier would be 25% lower than in 2005.

For Mr. Krump, our Compensation Committee established business unit, leadership, performance management, succession planning and other non-financial performance goals in addition to operating income per share.

Incentive Payouts.   Actual operating income per share in 2006 of $5.60 was 45% higher than in 2005. As a result, awards to Messrs. Finnegan, O’Reilly, Motamed and Degnan were set at $3,242,850, $1,262,300, $1,502,500 and $1,215,200, respectively.

In addition to his significant contributions to our overall operating income per share in 2006, our Compensation Committee recognized Mr. Krump’s achievement of the other performance goals it had established for him at the beginning of the year. As a result, Mr. Krump’s annual incentive compensation award was set at $659,750.

Long-Term Equity Incentive Awards

Equity Incentive Awards.   Long-term equity incentive awards made pursuant to the 2004 Employee Plan are designed to support several of our compensation objectives, including:

•       placing a significant portion of total compensation at risk;

•       linking long-term performance-based awards with shareholder value; and

•       retaining our highly-skilled and valued senior management.

All elected and appointed officers throughout our global operations (approximately 1,700 employees), including our NEOs, participate in our long-term equity incentive compensation program. Target long-term equity incentive grants are designed to achieve our desired competitive market position of being between the 50th and 75th percentiles of our peer group of companies and are commensurate with the individual’s level within our organization. For 2006, the target equity award for Mr. Finnegan was $7,600,000. The target equity awards for the other NEOs averaged $2,065,000. These target levels were determined based on analysis of data from our peer group of companies.

Under the 2004 Employee Plan, annual equity grants to our NEOs are in the form of performance shares, based on relative total shareholder return, and restricted stock units (RSUs). Consistent with our emphasis on performance-based compensation, for officers above the level of Vice President, including our NEOs, performance shares generally constitute 75% of the annual equity award, while RSUs generally constitute the remaining 25%.

Our Compensation Committee manages the potential dilutive effect of equity awards by monitoring our annual “run rates”—the number of shares granted as a percentage of our fully diluted common shares outstanding—relative to the peer companies. Our Compensation Committee also evaluates guidelines used by certain institutional advisory services and considers advice from the Consultant. Our annual run rate has dropped from approximately 2.5% in 2003 to less than 1% in 2006. This decrease is primarily attributable to the fact that fewer full-value shares are needed to provide a target award value (e.g., performance shares and RSUs) than would be required for an award of stock options and the reduction in the number of participants in the 2004 Employee Plan.

Performance Shares.   Performance shares are intended to motivate our senior officers to achieve superior total shareholder return—share price appreciation plus reinvested dividends (TSR)—versus companies in the Standard & Poor 500 Index (S&P 500) over a three-year performance period. We view the 499 other companies in the S&P 500 as the competition for our shareholders’ investment dollars. The value of performance shares is directly linked to the total return delivered to our investors, thus motivating our senior officers to deliver superior returns over an extended performance cycle. Performance shares also support retention, as they are subject to forfeiture if the recipient’s employment terminates before the end of the applicable performance period for any reason other than death, disability or retirement, or with the consent of our Compensation Committee.

The number of performance shares earned for each three-year performance period can vary from 0% to 200% of the original target award based on our relative TSR versus S&P 500 companies as follows:

TSR Percentile Ranking	Shares Earned (% of Target)
85th & above	200%
75th	150%
50th	100%
25th	50%
Below 25th	0%

For relative performance between these levels, the number of shares earned is interpolated. The final dollar value of each recipient’s performance share award is also dependent on the price of our common stock at the end of the three-year performance period, thus providing an additional link to shareholders’ interests and providing our senior executives with significant earnings leverage based on our results.

The performance period for the performance shares granted in April 2004 ended on December 31, 2006. Our TSR over the performance period was 60%, positioning us at the 71.5th percentile of companies in the S&P 500. Based on the performance scale above, our NEOs, like all recipients of 2004 performance shares, received payouts in February 2007 equivalent to 143% of the target number of performance shares granted in 2004. Information regarding the vesting of each NEO’s respective 2004 performance share award is set forth under the heading “Executive Compensation—Option Exercises and Stock Vested.”

The number and grant date value of performance shares granted to our NEOs in 2006 for the performance period running from January 1, 2006 to December 31, 2009 is set forth under the heading “Executive Compensation—Grants of Plan-Based Awards.”

RSUs.   RSUs are intended to align management’s interests with those of our shareholders and serve as a strong retention tool for key employees. Like performance shares, RSUs support retention because they generally vest on the third anniversary of the date of grant, provided the recipient remains employed by us over that period. The number and grant date value of RSUs granted to NEOs in 2006 is set forth under the heading “Executive Compensation—Grants of Plan-Based Awards.”

Restoration Stock Options.   We discontinued the use of stock options as part of our core long-term incentive program in 2004. However, we still utilize stock option grants as a means of providing tax-efficient equity awards to certain internationally-based employees. In addition, stock options granted to all participants, including our NEOs, under predecessor plans to the 2004 Employee Plan included a restoration option feature that provides the optionee with the right to receive a restoration stock option upon exercise of the original option if shares are exchanged in a stock-for-stock exercise within seven years of the grant date and our stock price is at least 25% above the exercise price on the exercise date. Restoration stock options are granted on the same date the original stock option award is exercised, have an exercise price equal to the average of the high and low prices of our common stock on the grant date and a term equal to the remaining term of the original option.

Equity Grant Practices.   Our Compensation Committee approves annual equity award grants at its regularly scheduled meeting in March based on competitive market data and recommendations from Mr. Finnegan for the other NEOs. There is no relationship between the timing of annual equity award grants and our release of material, non-public information. Although our Compensation Committee has the discretion to do so under the 2004 Employee Plan, with the potential exception of new hires, our Compensation Committee generally does not make interim equity award grants to employees above the level of Senior Vice President, including our NEOs.

As discussed under the heading “Corporate Governance—Compensation Committee,” our Compensation Committee has delegated authority to Mr. Finnegan to grant equity awards under the 2004 Employee Plan to employees below the level of Executive Vice President pursuant to guidelines which specify the range of award values an employee could receive based on his or her level within our organization. These guidelines are adjusted on a periodic basis as warranted by competitive market conditions. These grants are effective on the last business day of the month, with the number of shares awarded determined by dividing the award value by the average of the high and low prices of our common stock on the grant date.

Non-Compete and Clawback Provisions.   To protect our competitive position, since 2005, individual equity award agreements for each of our employees, including our NEOs, have contained non-disclosure, non-solicitation and invention assignment covenants. In addition, the NEO equity award agreements and those of certain other senior executives contain non-competition provisions. Failure to comply with these provisions results in the forfeiture of unvested awards. Our Compensation Committee also may require repayment of any awards that are settled within one year prior to the breach of the applicable covenant and within one year after termination of employment.

Perquisites

In addition to our standard benefits package discussed below, we also provide certain executives, including each of our NEOs, with a limited range of perquisites detailed below. The incremental cost and valuation of these perquisites is set forth under the heading “Executive Compensation—Summary Compensation Table.”

Corporate Aircraft.   We own two corporate aircraft and lease a third for senior executives to conduct our business. Our Board has authorized Mr. Finnegan’s business use of the corporate aircraft in order to minimize and more efficiently utilize his travel time, protect the confidentiality of his travel and our business and enhance his personal security. Our Board also permits Mr. Finnegan and each of Messrs. O’Reilly, Motamed and Degnan limited use of the corporate aircraft for personal travel. The annual personal use of the corporate aircraft for Mr. Finnegan is limited to 35 hours, and for Messrs. O’Reilly, Motamed and Degnan to 20 hours.

Automobile Use.   Similar to the use of the corporate aircraft, we provide Mr. Finnegan with a car and driver for all of his business travel needs in order to minimize and more efficiently utilize his travel time and enhance his personal security. Mr. Finnegan’s personal use of the car and driver is primarily for his commute to and from the office.

In addition, during 2006, we provided all domestic employees above the level of Assistant Vice President, including our NEOs other than Mr. Finnegan, a monthly automobile allowance of $350. We grossed-up all of the recipients of this benefit to cover income taxes.

Financial Counseling.   We offer all of our employees above the level of Vice President, including our NEOs, financial counseling services. These services include income tax preparation, portfolio management and estate planning.

Company-Sponsored Benefit Plans

We maintain company-sponsored retirement and deferred compensation plans for the benefit of all of our salaried employees, including our NEOs. The benefits package is designed to assist executives in providing for their financial security and personal needs in a manner that recognizes individual needs and preferences.

Retirement Plans.   We maintain the Pension Plan of The Chubb Corporation, Chubb & Son Inc., and Participating Affiliates (the Pension Plan), our tax-qualified defined benefit plan, and the Pension Excess

Benefit Plan of The Chubb Corporation, Chubb & Son Inc., and Participating Affiliates (the Pension Excess Benefit Plan), our unqualified excess defined benefit plan, to help us attract and retain our employees. Our NEOs participate in these plans on the same terms and conditions as other employees, except that Mr. Finnegan is entitled to a supplemental pension benefit under his employment agreement that was negotiated when he joined Chubb (the SERP). Information about our retirement plans is set forth under the heading “Executive Compensation—Pension Benefits.”

Nonqualified Defined Contribution and Deferred Compensation Plans.   We maintain The Chubb Corporation Key Employee Deferred Compensation Plan (2005) (the Deferred Compensation Plan), our nonqualified deferred compensation plan for our elected officers, including our NEOs, to provide them with an additional tool to enhance their retirement planning and wealth management. This plan allows participants to defer receipt, and thus the tax liability, of income (salary, annual incentive compensation, equity compensation and CCAP matching contributions in excess of the limits under the Internal Revenue Code of 1986, as amended (the Internal Revenue Code)) to retirement or a later specified date. We also maintain the Defined Contribution Excess Benefit Plan of The Chubb Corporation, Federal Insurance Company, Vigilant Insurance Company and Chubb Life Insurance Company of New Hampshire (the CCAP Excess Benefit Plan), our nonqualified excess defined contribution plan, and the CCAP-related supplemental executive retirement plan for Mr. Finnegan pursuant to his employment agreement (the CCAP SERP). Information about our nonqualified defined contribution and deferred compensation plans is set forth under the heading “Executive Compensation—Nonqualified Defined Contribution and Deferred Compensation Plans.”

Employment and Severance Agreements

In general, it is our Board’s policy not to enter into employment agreements with, or provide executive severance benefits to, our executive officers beyond those generally available to our salaried employees. As a result, our NEOs serve at the will of our Board. The only exception to this policy is the employment agreement with Mr. Finnegan that we entered into when he was hired in 2002. Our Compensation Committee believed, and continues to believe, that it is in our best interest and the best interests of our shareholders to create a specific compensation package with incentives and guarantees in order to retain his services. A description of, and the amount of the estimated payments and benefits payable to Mr. Finnegan upon a termination of employment under, his employment agreement is set forth under the heading “Executive Compensation—Potential Payments upon Termination.”

Change in Control Agreements

Our Board has determined that it is in our best interest and the best interests of our shareholders to assure that we will have the continued dedication of Messrs. Finnegan, O’Reilly, Motamed and Degnan in the event of a threat or occurrence of a change in control. Our Board continues to believe that change in control agreements are imperative to diminish the inevitable distraction of these NEOs by virtue of the personal uncertainties and risks created by a pending or threatened change in control and to encourage their full attention and dedication to our business in the event of any threatened or pending change in control.

As such, we have individual change in control agreements with Messrs. Finnegan, O’Reilly, Motamed and Degnan. A description of, and the amount of the estimated payments and benefits payable upon a change in control under, these agreements is set forth under the heading “Executive Compensation—Potential Payments upon Termination.”

Stock Ownership Guidelines

Our Board, upon our Compensation Committee’s recommendation, adopted executive stock ownership guidelines in 2004. Our Compensation Committee believes that these guidelines promote our objective of increasing shareholder value by encouraging senior executives to acquire and maintain a meaningful stake in Chubb.

The guidelines are designed to maintain stock ownership at levels high enough to assure our shareholders of our senior executives’ commitment to value creation, while taking into account an individual executive’s need for portfolio diversification. Under these guidelines, senior executives, including each of our NEOs, are expected, over time, to acquire and hold shares of our common stock equal in value to a multiple of their annual salaries. There is a five-year phase-in period beginning on the later of becoming an officer subject to the stock ownership guidelines and the date the guidelines were adopted. Our current stock ownership guidelines for executive officers are as follows:

Position	Ownership Level
Chief Executive Officer	5x Salary
Vice Chairmen	3x Salary
Executive Vice Presidents	2x Salary
Senior Vice Presidents	1x Salary

Our Compensation Committee reviews the guidelines on a regular basis and monitors the executives’ progress toward meeting their target ownerships levels. Owned shares, unvested restricted stock, unvested RSUs, shares allocated in our retirement plans and shares deferred until termination of employment count toward satisfying the guidelines. Unexercised stock options and unearned performance shares do not count toward satisfaction of the guidelines.

The stock ownership of our NEOs as of the end of 2006 was:

Named Executive Officer	Target No. of Shares*	Actual No. of Shares Owned
John D. Finnegan	120,487	387,841
Michael O’Reilly	37,989	211,771
Thomas F. Motamed	41,107	194,075
John J. Degnan	36,571	202,783
Paul J. Krump	16,556	51,925

*                    Based on a per share price of $52.91, which was the closing price of our common stock on December 29, 2006, and the respective salaries of our NEOs as of that date.

As shown in the above table, each of our NEOs has met his required number of shares, well ahead of the initial 2009 deadline.

Changes in Executive Compensation Policies for 2007

On March 1, 2007, our Compensation Committee determined that 2007 operating income, adjusted to account for the reduction in investment income attributable to our repurchase of shares of our common stock during 2007, would be the performance metric utilized in determining 2007 annual incentive compensation awards. This was a change from the use of operating income per share as the performance metric utilized in determining annual incentive compensation awards for 2006.

Beginning January 1, 2007, we changed our automobile allowance benefit to provide elected officers with a monthly allowance of $500 without an income tax gross-up.

Tax Policies

Section 162(m) of the Internal Revenue Code limits to $1 million per year the federal income tax deduction to public corporations for compensation paid for any fiscal year to any individual who is identified as a named executive officer as of the end of the fiscal year in accordance with the Exchange Act. This limitation does not apply to qualifying “performance-based compensation.”  Our Compensation Committee has designed our annual incentive compensation awards (which permit our Compensation Committee to recognize individual performance through the exercise of negative discretion, as it did in 2006) and performance share awards to qualify for the performance-based compensation exception to the $1 million limit. In addition, our NEOs are permitted to defer compensation that would not otherwise be deductible, including salary payments above $1 million and RSU awards.

Our Compensation Committee believes that our shareholders are best served by not restricting our Compensation Committee’s discretion and flexibility in crafting compensation plans and arrangements, such as annual salaries, restricted stock and RSU awards, even though such plans and arrangements may result in certain non-deductible compensation expenses. Accordingly, our Compensation Committee may from time to time approve elements of compensation for certain executive officers that are not fully deductible, and reserves the right to do so in the future, in appropriate circumstances.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation paid to, or earned by, our NEOs during 2006:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
John D. Finnegan	2006	$1,275,000	—	$7,136,716	$1,928,732	$3,242,850	$3,024,142	$154,864	$16,762,304
Chairman, President
and CEO
Michael O'Reilly	2006	661,251	—	3,702,421	—	1,262,300	1,157,421	103,467	6,886,860
Vice Chairman and CFO
Thomas F. Motamed	2006	715,001	—	4,438,189	—	1,502,500	1,389,173	137,546	8,182,409
Vice Chairman and COO
John J. Degnan	2006	636,250	—	3,586,370	—	1,215,200	657,610	118,503	6,213,933
Vice Chairman and CAO
Paul J. Krump	2006	432,875	—	411,572	281,637	659,750	368,979	49,759	2,204,572
Executive Vice
President

(1)          $275,000 of Mr. Finnegan’s salary for 2006 was deferred under the Deferred Compensation Plan. Additional information regarding the Deferred Compensation Plan is set forth under the heading “Executive Compensation—Nonqualified Defined Contribution and Deferred Compensation Plans.”

(2)          Reflects the dollar amount recognized for financial statement reporting purposes during 2006 for each NEO, as computed pursuant to FAS 123(R), disregarding any estimates relating to service-based vesting conditions, in respect of all outstanding RSU, restricted stock, and performance share awards as follows:

Employee Equity Award Expensing
Named Executive	Stock Award Type	Grant Date	Shares (#)	Per Share Fair Value ($)	Recognized 2006 ($)
John D. Finnegan	RSUs	04/27/2004	54,284	$35.00	$633,313
	RSUs	03/03/2005	48,094	39.51	633,398
	RSUs	03/02/2006	39,892	47.63	527,793
	Performance Shares	04/27/2004	162,858	32.74	1,777,324
	Performance Shares	03/03/2005	144,286	37.02	1,780,489
	Performance Shares	03/02/2006	119,678	44.73	1,784,399
Michael O'Reilly	RSUs	04/27/2004	19,678	35.00	229,577
	RSUs	03/03/2005	15,820	39.51	208,349
	RSUs	03/02/2006	13,122	47.63	173,611
	Restricted Stock	11/29/2002	17,116	29.21	99,992
	Performance Shares	04/27/2004	59,036	32.74	644,280
	Performance Shares	03/03/2005	47,462	37.02	585,681
	Performance Shares	03/02/2006	39,368	44.73	1,760,931
Thomas F. Motamed	RSUs	04/27/2004	22,320	35.00	260,400
	RSUs	03/03/2005	18,826	39.51	247,938
	RSUs	03/02/2006	15,614	47.63	206,582
	Restricted Stock	11/29/2002	34,234	29.21	199,995
	Performance Shares	04/27/2004	66,964	32.74	730,800
	Performance Shares	03/03/2005	56,480	37.02	696,963
	Performance Shares	03/02/2006	46,848	44.73	2,095,511
John J. Degnan	RSUs	04/27/2004	18,784	35.00	219,147
	RSUs	03/03/2005	15,376	39.51	202,502
	RSUs	03/02/2006	12,754	47.63	168,743
	Restricted Stock	11/29/2002	17,116	29.21	99,992
	Performance Shares	04/27/2004	56,358	32.74	615,054
	Performance Shares	03/03/2005	46,134	37.02	569,294
	Performance Shares	03/02/2006	38,266	44.73	1,711,638
Paul J. Krump	RSUs	04/27/2004	2,856	35.00	33,320
	RSUs	03/03/2005	2,530	39.51	33,320
	RSUs	03/02/2006	2,204	47.63	29,160
	Restricted Stock	12/06/2001	6,000	33.22	29,898
	Performance Shares	04/27/2004	8,572	32.74	93,549
	Performance Shares	03/03/2005	7,594	37.02	93,710
	Performance Shares	03/02/2006	6,614	44.73	98,615

The grant date fair value of each of these awards is estimated based on the fair market value of our common stock on the date of grant discounted, in the case of performance shares, to reflect that performance share awards do not receive dividend equivalents during the performance cycle. For the 2006 performance share awards granted to our retirement-eligible NEOs (Messrs. O’Reilly, Motamed and Degnan), amounts recognized equal the full grant date fair value for the grants made to such

NEOs, as required pursuant to FAS 123(R). Information regarding our FAS 123(R) calculations is set forth in footnote 12 to the financial statements included in the 2006 Annual Report.

(3)          In 2004, we eliminated stock options from our core long-term incentive program. Amounts in this column reflect the dollar amount recognized for financial statement reporting purposes during 2006 for each of Messrs. Finnegan and Krump, as computed pursuant to FAS 123(R), in respect of non-discretionary restoration stock options granted to Mr. Finnegan and Mr. Krump, respectively, upon their exercises in 2006 of vested stock options. The restoration stock option feature is described under the heading “Compensation Discussion and Analysis—Components of Executive Compensation.” Restoration stock options are fully vested on the grant date. Accordingly, the grant date fair value of these awards is the same as the amount of compensation expense we reflect in our financial statements with respect to these awards. The grant date fair value of each restoration stock option was estimated using the Black-Scholes option pricing model. Information regarding our FAS 123(R) calculations is set forth in footnote 12 to the financial statements included in the 2006 Annual Report.

(4)          Reflects 2006 non-equity incentive plan compensation to be paid in March 2007 under our Annual Incentive Plan. Additional information regarding non-equity incentive compensation is set forth under the headings “Compensation Discussion and Analysis—Components of Executive Compensation” and “Executive Compensation—Grants of Plan-Based Awards.”

(5)          Reflects solely the aggregate change in pension value under our defined benefit plans as follows: Mr. Finnegan’s benefits under the SERP, $3,024,142; Mr. O’Reilly’s benefits under the Pension Plan and Pension Excess Benefit Plan, $16,140 and $1,141,281, respectively; Mr. Motamed’s benefits under the Pension Plan and Pension Excess Benefit Plan, $90,365 and $1,298,808, respectively; Mr. Degnan’s benefits under the Pension Plan and Pension Excess Benefit Plan, $60,681 and $596,929, respectively; and Mr. Krump’s benefits under the Pension Plan and Pension Excess Benefit Plan, $41,124 and $327,855, respectively. Information regarding our valuation assumptions with respect to these amounts is set forth under the heading “Executive Compensation—Components of Executive Compensation.”

(6)          The following table sets forth the elements of the amounts set forth in the “All Other Compensation” column:

Named Executive	Perquisites and Other Personal Benefits ($)(a)	Tax Reimbursement ($)(b)	Registrant Contributions to Defined Contribution Plans ($)(c)	Total ($)
John D. Finnegan	$24,334	—	$130,530	$154,864
Michael O'Reilly	41,899	$4,406	57,162	103,467
Thomas F. Motamed	67,699	4,185	65,662	137,546
John J. Degnan	58,637	4,406	55,460	118,503
Paul J. Krump	9,525	3,665	36,569	49,759

(a)           Amounts represent the incremental cost to us for each of the respective benefits. The incremental cost of the personal use of corporate aircraft expense is calculated by multiplying the direct operating cost per hour by the NEO’s personal use hours. Direct operating cost is comprised of fuel, landing/parking fees, crew fees and expenses, custom fees, flight services/charts, variable maintenance costs, catering, aircraft supplies and other miscellaneous expenses. Incremental cost of financial planning represents the actual cost incurred by us. The automobile allowance provided to our NEOs (other than Mr. Finnegan) represents the actual cost incurred by us. The incremental cost of Mr. Finnegan’s automobile and driver was calculated by multiplying the variable expenses of owning and operating the car Mr.

Finnegan uses by the personal use percentage of the total vehicle miles in 2006. The variable expenses are comprised of gas, maintenance, driver overtime, and miscellaneous driving expenses. Mr. Finnegan’s personal use percentage for 2006 was approximately 13% of the total vehicle miles. As stipulated in Mr. Finnegan’s employment agreement, we pay the annual membership fee of $7,400 for Mr. Finnegan’s country club membership but do not recognize any incremental cost due to his personal use because the annual membership fee is fixed. Any additional costs resulting from Mr. Finnegan’s personal country club use are paid directly by him. Additional information regarding perquisites is set forth under the heading “Compensation Discussion and Analysis—Components of Executive Compensation.” Details regarding the amounts included in “Perquisites and Other Personal Benefits” column are set forth in the following table:

Named Executive	Personal Use of Corporate Aircraft ($)	Financial Planning ($)	Automobile Allowance ($)	Company Provided Automobile and Driver ($)	Total ($)
John D. Finnegan	$10,314	$8,100	—	$5,920	$24,334
Michael O'Reilly	36,649	—	$5,250	—	41,899
Thomas F. Motamed	52,916	9,533	5,250	—	67,699
John J. Degnan	46,812	6,575	5,250	—	58,637
Paul J. Krump	—	4,275	5,250	—	9,525

(b)          Reflects tax reimbursement for the automobile allowance paid to our NEOs (other than Mr. Finnegan) in 2006. Tax reimbursements were discontinued effective January 1, 2007. Additional information regarding this tax reimbursement is set forth under the headings “Compensation Discussion and Analysis—Components of Executive Compensation” and “Compensation Discussion and Analysis—Changes in Executive Compensation Policies for 2007.”

(c)           Reflects 2006 matching contributions under the CCAP and the CCAP Excess Benefit Plan.

Grants of Plan-Based Awards

The following table sets forth information regarding 2006 grants to our NEOs under our Annual Incentive Plan and 2004 Employee Plan:

		Estimated Possible Payouts Under Non-Equity			Estimated Future Payouts Under Equity Incentive			All Other Stock Awards: Number of Shares	All Other Option Awards: Number of Securities	Exercise or Base Price	Closing Market Price on	Grant Date Fair Value of Stock
		Incentive Plan Awards(1)			Plan Awards(2)			of Stock	Underlying	of Option	Grant	and Option
Named Executive	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)(4)	Awards ($/Sh)(5)	Date ($/Sh)(5)	Awards ($)(6)

John D. Finnegan	03/02/2006	$860,625	$1,721,250	$4,080,000
	03/02/2006				59,839	119,678	239,356					$5,353,197
	03/02/2006							39,892				1,900,056
	04/28/2006								129,750	$51.455	$51.540	945,878
	12/27/2006								141,826	53.510	53.480	982,854
Michael O’Reilly	03/02/2006	335,000	670,000	1,675,000
	03/02/2006				19,684	39,368	78,736		—	—	—	1,760,931
	03/02/2006							13,122				625,001
Thomas F. Motamed	03/02/2006	398,750	797,500	1,957,500
	03/02/2006				23,424	46,848	93,696		—	—	—	2,095,511
	03/02/2006							15,614				743,695
John J. Degnan	03/02/2006	322,500	645,000	1,612,500
	03/02/2006				19,133	38,266	76,532		—	—	—	1,711,638
	03/02/2006							12,754				607,473
Paul J. Krump	03/02/2006	153,300	306,600	832,200
	03/02/2006				3,307	6,614	13,228					295,844
	03/02/2006							2,204				104,977
	02/03/2006								2,104	47.500	47.480	14,370
	05/11/2006								36,763	52.020	51.620	267,267

(1)          Represents the range of potential awards to each NEO under our Annual Incentive Plan. In March 2006, our Compensation Committee anticipated that it would apply negative discretion to the annual incentive compensation awards of each NEO. Accordingly, threshold and target awards reflect the application of negative discretion by our Compensation Committee. Maximum awards reflect the maximum annual incentive compensation awards established by our Compensation Committee pursuant to Section 162(m) of the Internal Revenue Code. Information regarding the actual payouts under the Annual Incentive Plan is set forth in the “Non-Equity Incentive Plan Compensation” column of the table included under the heading “Executive Compensation—Summary Compensation Table.” Information regarding the structure of the Annual Incentive Plan is set forth under the heading “Compensation Discussion and Analysis—Components of Executive Compensation.”

(2)          Represents grants to each NEO during 2006 of performance shares under our 2004 Employee Plan. Performance shares are earned, if at all, based on our TSR over a three-year performance period relative to the TSR over the same period for the companies in the S&P 500 Index. No dividend equivalents are paid on performance share awards during the performance period. Information regarding performance targets, vesting parameters, and additional performance share award details are set forth under the heading “Executive Compensation—Components of Executive Compensation.”

(3)          Represents RSU grants to each NEO during 2006. The RSUs will vest, subject to continued employment, on the third anniversary of the grant date. RSUs pay dividend equivalents at the same time and in the same amount as dividends are paid on our common stock. Additional information regarding RSUs is set forth under the heading “Executive Compensation—Components of Executive Compensation.”

(4)          Represents restoration stock option grants to Mr. Finnegan and Mr. Krump during 2006. The restoration stock options were fully vested on the grant date. Additional information regarding restoration stock option grants is set forth under the heading “Executive Compensation—Components of Executive Compensation.”

(5)          Pursuant to the terms of the predecessor plans to the 2004 Employee Plan under which these restoration stock options were granted, the exercise price is calculated based on the average of the high and low prices on the date of grant. Except for one grant to Mr. Finnegan, the average of the high and low prices resulted in higher exercise prices than if we had used the closing price of our common stock on the date of grant.

(6)          Represents full grant date fair value of stock awards and restoration stock option awards granted to each NEO in 2006, as computed in accordance with FAS 123(R). The grant date fair value of each stock award is estimated based on the fair market value of our common stock on the date of grant discounted, in the case of performance shares, to reflect that these awards do not receive dividend equivalents during the performance cycle. The grant date fair value of each restoration stock option was estimated using the Black-Scholes option pricing model. Information regarding our FAS 123(R) calculations is set forth in footnote 12 to the financial statements included in the 2006 Annual Report.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding our NEOs’ equity holdings as of December 31, 2006. The market value of unvested and unearned stock awards is based on the closing price of our common stock on December 29, 2006 of $52.91 per share:

	Option Awards					Stock Awards
Named Executive	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
John D. Finnegan	40,650	—	—	$39.7125	12/02/2012
	52,554	—	—	45.8750	12/02/2012
	129,750	—	—	51.4550	12/02/2012
	141,826	—	—	53.5100	12/02/2012
						142,270	$7,527,506
								408,250	$21,600,508
Michael O’Reilly	47,510	—	—	39.4844	03/04/2008
	3,344	—	—	29.8907	03/10/2009
	6,252	—	—	23.9844	03/02/2010
	94,836	—	—	35.4250	03/01/2011
	91,810	—	—	36.8400	03/07/2012
	91,810	—	—	46.0500	03/07/2007
						65,736	3,478,092
								134,292	7,105,390
Thomas F. Motamed	47,510	—	—	39.4844	03/04/2008
	1,192	—	—	41.9219	03/10/2009
	2,382	—	—	41.9219	03/05/2007
	110,172	—	—	46.0500	03/07/2007
						90,994	4,814,493
								159,808	8,455,441
John J. Degnan	54,468	—	—	39.4844	03/04/2008
	99,156	—	—	46.0500	03/07/2007
						64,030	3,387,827
								130,534	6,906,554
Paul J. Krump	11,400	—	—	39.4844	03/04/2008
	17,344	—	—	35.4250	03/01/2011
	15,682	—	—	36.8400	03/07/2012
	17,840	—	—	41.5975	03/06/2013
	2,104	—	—	47.5000	03/10/2009
	23,100	—	—	52.0200	11/10/2009
	13,663	—	—	52.0200	03/02/2010
						7,590	401,587
								21,802	1,153,544

(1)          Represents unvested RSUs for Mr. Finnegan, of which 54,284 RSUs will vest on April 27, 2007, 48,094 RSUs will vest on March 3, 2008 and 39,892 RSUs will vest on March 2, 2009. Represents unvested shares of restricted stock and RSUs for Mr. O’Reilly, of which 17,116 shares of restricted stock will vest on November 29, 2007, 19,678 RSUs will vest on April 27, 2007, 15,820 RSUs will vest on March 3, 2008 and 13,122 RSUs will vest on March 2, 2009. Represents unvested shares of restricted stock and RSUs for Mr. Motamed, of which 34,234 shares of restricted stock will vest on November 29, 2007, 22,320 RSUs will vest on April 27, 2007, 18,826 RSUs will vest on March 3, 2008 and 15,614 RSUs will vest on March 2, 2009. Represents unvested shares of restricted stock and RSUs for Mr. Degnan, of which 17,116 shares of restricted stock will vest on November 29, 2007, 18,784 RSUs will vest on April 27, 2007, 15,376 RSUs will vest on March 3, 2008 and 12,754 RSUs will vest on March 2, 2009. Represents unvested RSUs for Mr. Krump, of which 2,856 RSUs will vest on April 27,

2007, 2,530 RSUs will vest on March 3, 2008 and 2,204 RSUs will vest on March 2, 2009. Dividend equivalents are paid on RSUs during the restricted period.

(2)          Represents outstanding performance share awards for the 2005-2007 performance period assuming maximum performance (performance was above target as of the end of 2006) for Messrs. Finnegan, O’Reilly, Motamed, Degnan and Krump in the amounts of 288,572, 94,924, 112,960, 92,268 and 15,188 shares, respectively. Such awards will vest, if at all, on December 31, 2007. Also represents outstanding performance share awards for the 2006-2008 performance period assuming target performance (performance was above threshold as of the end of 2006) for Messrs. Finnegan, O’Reilly, Motamed, Degnan and Krump in the amounts of 119,678, 39,368, 46,848, 38,266 and 6,614 shares, respectively. Such awards will vest, if at all, on December 31, 2008. Performance shares awarded in 2004 vested on December 31, 2006. Information regarding the vesting of the NEO’s respective 2004 performance shares is set forth under the heading “Executive Compensation—Option Exercises and Stock Vested.” The actual value of awards at the end of the performance period may vary from the valuations indicated above. No dividend equivalents are paid on performance share awards during the performance period.

Option Exercises and Stock Vested

The following table sets forth the value realized by our NEOs with respect to stock option exercises and stock awards that vested in 2006:

	Option Awards		Stock Awards
Named Executive	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
John D. Finnegan	1,128,650	$20,687,862	295,427	$15,325,560
Michael O’Reilly	94,838	301,963	108,743	5,634,297
Thomas F. Motamed	—	—	127,029	6,566,708
John J. Degnan	—	—	104,914	5,431,398
Paul J. Krump	81,354	1,824,539	26,944	1,375,392

(1)          Represents the exercise of the following stock options by Mr. Finnegan: (a) 472,218 shares at an exercise price of $36.5157, and (b) 656,432 shares at an exercise price of $29.2125. Represents the exercise of the following stock options by Mr. O’Reilly: (a) 94,836 shares at an exercise price of $44.28, and (b) 2 shares at an exercise price of $29.8907. Represents the exercise of the following stock options by Mr. Krump: (a) 12,000 shares at an exercise price of $30.375, (b) 16,716 shares at an exercise price of $29.8907, (c) 21,758 shares at an exercise price of $23.9844, and (d) 30,880 shares at an exercise price of $28.8438.

(2)          For stock-swap option exercises, value realized is based on the excess of the average of the high and low prices of our common stock on the date of exercise over the exercise price. In the case of stock options exercised through a cashless-sell-all transaction, value realized is based on the market price at the time of the exercise.

(3)          For Mr. Finnegan, represents the vesting of 62,540 shares of restricted stock granted in 2003 and the vesting of 232,887 shares in respect of the performance share award granted in 2004. For Mr. O’Reilly, represents the vesting of 24,322 shares of restricted stock granted in 2003 and 84,421 shares in respect of the performance share award granted in 2004. For Mr. Motamed, represents the vesting of 31,270 shares of restricted stock granted in 2003 and 95,759 shares in respect of the performance share award granted in 2004. For Mr. Degnan, represents the vesting of 24,322 shares of restricted stock granted in 2003 and 80,592 shares in respect of the performance share award granted in 2004. For Mr. Krump, represents the vesting of 8,686 shares of restricted stock granted in 2003, 6,000 shares of restricted stock granted in 2001 and 12,258 shares in respect of the performance share award granted in 2004. Information regarding performance share awards is set forth under the heading “Compensation Discussion and Analysis—Components of Executive Compensation.”

(4)          For stock awards, the value realized is based on the average of the high and low prices of our common stock on the vesting date.

Pension Benefits

Pension Plan

Our eligible employees, and certain eligible employees of our subsidiaries, participate in the Pension Plan. Our NEOs participate on the same terms and conditions as other eligible employees, except as noted below. The Pension Plan, as in effect during 2006, provides each eligible employee with annual retirement income beginning at age 65 equal to the product of:

•                    the total number of years of participation in the Pension Plan; and

•                    the excess, if any, of (i) 1 3/4% of average compensation for the five years in the last ten years of participation prior to retirement during which the employee was most highly paid (final average earnings), over (ii) an amount related to the participant’s primary social security benefit.

Average compensation under the Pension Plan includes salary and annual incentive compensation.

Benefits can commence as early as age 55. However, if pension benefits commence prior to age 65, they may be actuarially reduced. The reduction in the gross benefit (prior to offset for social security benefits) is based on the participant’s age at retirement and years of Pension Plan participation as follows:

•                    If the participant has at least 25 years of Pension Plan participation, benefits are unreduced at age 62. They are reduced 2.5% per year from 62 to 60 (5% reduction at 60) and 5% per year from 60 to 55 (30% reduction at 55).

•                    If the participant has at least 15 but less than 25 years of Pension Plan participation, benefits are unreduced at age 65. They are reduced 2% per year from 65 to 62 (6% reduction at 62) and 4% per year from 62 to 61 (10% reduction at 61) and 5% per year from 61 to 55 (40% reduction at 55).

•                    If the participant has less than 15 years of Pension Plan participation, or if the participant terminates employment with us before age 55, benefits are unreduced at age 65. They are reduced 6.67% per year from 65 to 60 (33.3% reduction at 60) and 3.33% per year from 60 to 55 (50% reduction at 55).

The participant’s social security benefit is reduced based on factors relating to the participant’s year of birth and age at retirement.

Benefits are generally paid in the form of an annuity. If a participant retires and elects a joint and survivor annuity, the Pension Plan provides a 10% subsidy. The portion of the benefit attributable to the cash balance account, as described in the following paragraph, may be paid in the form of a lump sum upon termination of employment.

Effective January 1, 2001, we amended the Pension Plan to provide a cash balance benefit, in lieu of the benefit described above, to reduce the rate of increase in the Pension Plan costs. This benefit provides for a participant to receive a credit to his or her cash balance account every six months. The amount of the cash balance credit increases as the sum of a participant’s age and years of service credit increases from 2.5% to 5% of compensation. The maximum credit of 5% of compensation (subject to the maximum limitation on compensation permitted by the Internal Revenue Code) earned over the preceding six months is made when the sum of a participant’s age and years of service credit equals or exceeds 55 (which is the case for each NEO). Amounts credited to a participant’s cash balance account earn interest at a rate based on the 30 year treasury bond rate. Participants who were hired by us prior to January 1, 2001 (including Messrs. O’Reilly, Motamed, Degnan, and Krump) will receive a benefit under the Pension Plan equal to the greater of the pension benefit described in the preceding paragraphs or the amount calculated under the cash balance formula.

The Employee Retirement Income Security Act of 1974, as amended (ERISA), and the Internal Revenue Code, impose maximum limitations on the recognized compensation and the amount of a pension which may be paid under a funded defined benefit plan such as the Pension Plan. The Pension Plan complies with these limitations.

Pension Excess Benefit Plan

We also maintain the Pension Excess Benefit Plan, which is a supplemental, nonqualified, unfunded plan. The Pension Excess Benefit Plan uses essentially the same benefit formula, early retirement reduction factors, and other features as the Pension Plan, except that the Pension Excess Benefit Plan recognizes compensation (salary and annual incentive plan compensation) above Internal Revenue Service (IRS)

compensation limits. The Pension Excess Benefit Plan also recognizes deferred compensation for purposes of determining applicable retirement benefits. Benefits under both the Pension Plan and the Pension Excess Benefit Plan are provided by us on a noncontributory basis.

Benefits payable under the Pension Excess Benefit Plan are generally paid in the form of a lump sum, calculated using an interest discount rate of 5%. However, the portion of the benefit that was earned and vested as of December 31, 2004 may be payable in certain other forms, including installment payments and life annuities, if properly elected by the participant and if the participant satisfies the requirements of the Pension Excess Benefit Plan.

SERP—Mr. Finnegan

Under the terms of Mr. Finnegan’s employment agreement, he is entitled to the SERP, which provides a nonqualified and unfunded benefit in addition to those provided under the Pension Plan and the Pension Excess Benefit Plan. The benefit will equal 6% of his final average compensation for each full year of service up to a maximum of 60% of final average compensation offset by benefits under the Pension Plan and Pension Excess Benefit Plan, previous employer pension benefits and social security benefits. The Pension Plan provisions described above apply with respect to the early retirement discount and joint and survivor benefits. Mr. Finnegan’s SERP compensation equals the sum of his annual salary plus annual incentive compensation, disregarding any voluntary deferrals. The SERP benefit also provides that Mr. Finnegan’s annual incentive compensation is included in his calculation during the year earned as opposed to the year in which annual incentive compensation is paid for the other NEOs under the Pension Excess Benefit Plan.

Pension Benefits Table

The following table sets forth information regarding participation by our NEOs in our pension plans as of December 31, 2006:

Named Executive	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)(2)	Payments During Last Fiscal Year ($)
John D. Finnegan	Qualified	3	not vested	—
	Excess	3	not vested	—
	SERP	4	$8,197,432	n/a
Michael O’Reilly	Qualified	36	1,404,669	—
	Excess	36	7,706,510	—
	SERP	n/a	n/a	n/a
Thomas F. Motamed	Qualified	29	855,603	—
	Excess	29	5,124,225	—
	SERP	n/a	n/a	n/a
John J. Degnan	Qualified	15	462,092	—
	Excess	15	2,619,866	—
	SERP	n/a	n/a	n/a
Paul J. Krump	Qualified	24	370,547	—
	Excess	24	1,229,210	—
	SERP	n/a	n/a	n/a

(1)          Represents the present value of the NEO’s accumulated pension benefit computed as of the same Pension Plan measurement date we used for 2006 financial statement reporting. The following actuarial assumptions were used:

•                    Interest discount rate:  5.75%;

•                    Future interest crediting rate on cash balance accounts: 5.75%;

•                    Mortality table:  RP 2000 projected to 2005;

•                    Payment Form:

•                     Qualified—50% take cash balance account as a lump sum;

•                     Excess—80% take benefit as a lump sum; and

•                     SERP—lump sum.

(2)          The figures shown in the table above assume retirement benefits commence at the earliest unreduced retirement age, reflecting the assumptions described in the preceding footnote. However, if the NEO’s employment terminated or he retired on December 31, 2006 (which is the assumption underlying the figures set forth in the “Voluntary Resignation/Retirement” column in the tables under the heading “Executive Compensation—Potential Payments upon Termination”), and plan benefits were immediately payable as lump sums (calculated using the 5% discount rate specified in the plans), the Pension Excess Benefit Plan and SERP benefits, as applicable, would have been as follows:

John D. Finnegan	SERP	$9,652,766
Michael O’Reilly	Pension Excess Benefit Plan	7,853,064
Thomas F. Motamed	Pension Excess Benefit Plan	6,169,567
John J. Degnan	Pension Excess Benefit Plan	3,160,001
Paul J. Krump	Pension Excess Benefit Plan	1,109,819

Nonqualified Defined Contribution and Deferred Compensation Plans

Deferred Compensation Plan

Pursuant to the Deferred Compensation Plan, we provide certain of our employees, including our NEOs, with the opportunity to electively defer the payment of certain components of compensation (annual salary, annual incentive compensation, RSUs and performance share awards) that would otherwise be payable to them. Deferred RSUs and performance share awards are deemed to be invested in our common stock. Deferred annual salary and annual incentive compensation are credited with earnings based on the deemed returns that would have been received had such amounts been invested in any of the five investment options available under the Deferred Compensation Plan that are generally available for investment in the marketplace. Dividends on deferred RSUs and performance share awards are treated the same as an annual salary or annual incentive compensation deferral. The five investment options available under the Deferred Compensation Plan are:

•                    Vanguard Bond Index Fund;

•                    Fidelity Contrafund;

•                    Fidelity Spartan U.S. Equity Index Fund;

•                    Fidelity Diversified International Fund; and

•                    Fidelity Stable Value Fund.

Investment options are selected by the participant and may be changed at any time, at his or her discretion. All of the above investment funds, with the exception of the Vanguard Bond Index Fund, are available under the CCAP.

CCAP Excess Benefit Plan

We also maintain the CCAP Excess Benefit Plan which is a supplemental, nonqualified, unfunded excess defined compensation plan. The CCAP Excess Benefit Plan recognizes compensation in excess of IRS limits for the CCAP and provides the participants with the applicable company match on eligible compensation. Matching contributions for each of the NEOs equal the lesser of actual dollars voluntarily deferred in the CCAP or 4% of plan compensation. Each of our NEOs has elected to defer receipt of matching contribution amounts attributable to the CCAP Excess Benefit Plan. Balances are invested in the Fidelity Stable Value Fund, the same investment fund available within the CCAP. For 2006, the Fidelilty Stable Value Fund had a 4.38% return.

CCAP SERP—Mr. Finnegan

Mr. Finnegan’s employment agreement also provides that he is entitled to the CCAP SERP. The CCAP Excess Benefit Plan, like the CCAP, requires a one-year waiting period before a participant becomes eligible for our company matching contributions and has a six-year graded vesting schedule. Mr. Finnegan’s employment agreement, however, provides that he is entitled to the matching contributions for eligible deferrals from his employment date, and provides that the CCAP SERP will pay any otherwise unvested company match dollars forfeited under the CCAP and CCAP Excess Benefit Plan if his employment with us terminates prior to his becoming being 100% vested. The CCAP SERP earns 5% interest per annum.

Nonqualified Defined Contribution and Deferred Compensation Table

The following table sets forth information regarding participation by our NEOs in our nonqualified defined contribution and deferred compensation plans as of December 31, 2006:

Named Executive	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last Fiscal Year-End ($)
John D. Finnegan	$275,000	$122,130	$384,342	$59,459	$1,905,057
Michael O’Reilly	—	48,762	18,041	—	439,367
Thomas F. Motamed	—	57,262	11,744	—	291,102
John J. Degnan	—	47,060	16,012	—	333,696
Paul J. Krump	—	28,169	35,126	—	633,699

(1)          Represents Mr. Finnegan’s deferral of $275,000 of 2006 annual salary under the Deferred Compensation Plan. This amount is included in the “Salary” column of the table set forth under the heading “Executive Compensation—Summary Compensation Table.”

(2)          Represents the company match for the CCAP Excess Benefit Plan.

(3)          Includes earnings on deferred compensation and nonqualified defined contribution programs (interest income, dividends, and stock appreciation). Mr. Finnegan’s CCAP SERP balance equals matching contributions allocated for calendar year 2003, since he was not eligible for matching contributions under the CCAP until January 1, 2004.

(4)          Represents dividends paid on Mr. Finnegan’s deferred vested RSUs.

Potential Payments upon Termination

Accrued Compensation and Benefits

As of December 31, 2006, each of our NEOs was fully vested in and entitled to the amounts set forth under the “Present Value of Accumulated Benefit” column in the table set forth under the heading “Executive Compensation—Pension Benefits” and the “Aggregate Balance at Last Fiscal Year-End” column in the table set forth under the heading “Executive Compensation—Nonqualified Defined Contribution and Deferred Compensation Plans.” In addition, at that date, each NEO was entitled to receive all earned but unpaid salary, other vested long-term equity awards (as set forth under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” and the other applicable tables set forth under the heading “Executive Compensation”), shares held in his account under The Chubb Corporation Employee Stock Ownership Plan (the ESOP) and the benefits under our employee welfare plans, which are generally available to all of our salaried employees on an equal basis.

Termination Events

Disability or Death.   With the exception of Mr. Finnegan, a termination of employment due to disability or death does not entitle our NEOs to payments or benefits that are not available to salaried employees generally.

Equity Awards.   With respect to equity awards, under the terms of the 2004 Employee Plan, upon the disability or death of a participant, including each of our NEOs, the participant or the participant’s estate, as applicable, would receive pro rata vesting of the unvested portion of outstanding RSUs and continuation of the exercise period within which the participant or the participant’s estate may exercise outstanding options through the stated expiration date of such options. With respect to performance share awards, if a participant’s employment terminates due to disability or death on or after the completion of the first calendar year of any performance cycle, the participant or the participant’s estate, as applicable, would receive all of the performance shares for the performance cycle that would have been earned had the participant continued employment for the full period.

Mr. Finnegan.   In addition to the equity vesting provisions described in the preceding paragraph, Mr. Finnegan’s employment agreement calls for us to provide him with a death benefit equal to fives times his annual salary as of the time of his death. We provide all of our salaried employees, including Mr. Finnegan, with life insurance coverage under our group life plan in an amount equal to the employee’s annual salary. The remainder of Mr. Finnegan’s death benefit (four times his annual salary) is in the form of an unsecured, uninsured claim against our general corporate assets. In the event of Mr. Finnegan’s disability, his employment agreement provides that he is entitled to receive a disability benefit equal to 60% of his annual salary as of the date of disability until he reaches age 65. We also provide this coverage in the form of an unsecured, uninsured disability benefit. Mr. Finnegan’s employment agreement also provides that he or his estate, as applicable, would be entitled to a pro rata portion of the annual incentive compensation award he would have received for the year of his disability or death. For purposes of Mr. Finnegan’s employment agreement, disability means Mr. Finnegan’s inability to perform his duties on a full-time basis for six consecutive months as a result of incapacity due to mental or physical illness.

Retirement.   Each of Messrs. O’Reilly, Motamed and Degnan is eligible for retirement under all of our compensation and benefit plans and arrangements. Accordingly, other than in connection with a termination for cause or a change in control, the termination of employment of any of these individuals would be treated as a retirement, as is the case for all of our retirement-eligible salaried employees. As such, pursuant to the terms of the 2004 Employee Plan and its predecessor plans, upon termination of his employment, other than for cause or in connection with a change in control, each of Messrs. O’Reilly, Motamed, and Degnan would receive pro rata vesting of the unvested portion of outstanding RSUs, full vesting of all performance shares for which the first calendar year of the performance cycle has been com pleted and continuation of the exercise period within which he may exercise his outstanding options through the stated expiration date of such options.

For Cause Termination.   None of our NEOs is entitled to any additional payments or benefits in the event we terminate his employment for cause. Under the 2004 Employee Plan, cause means:

•       the willful failure of a participant to perform his or her employment-related duties or gross negligence in the performance of such duties;

•       a participant’s willful or serious misconduct that has caused or could reasonably be expected to result in material injury to our business or reputation;

•       a participant’s indictment for a crime constituting a felony; or

•       a material breach by a participant of any written covenant or agreement with us or any of our written policies.

The 2004 Employee Plan provides that the definition of cause in an employment or severance agreement will govern in lieu of the foregoing definition. Accordingly, the definition of cause in Mr. Finnegan’s employment agreement applies for purposes of the 2004 Employee Plan. Therefore, in his case, cause means:

•       Mr. Finnegan’s willful and continued failure to perform his duties under the terms of his employment agreement;

•       Mr. Finnegan’s willful engagement in any malfeasance, fraud, dishonesty or gross misconduct in connection with his position as our President and Chief Executive Officer or as a member of our Board that causes us material damage;

•       Mr. Finnegan’s conviction of, or plea of guilty or nolo contendere to, a felony; or

•       Mr. Finnegan’s breach of certain representations, warranties and covenants contained in his employment agreement that materially damage or could reasonably be expected to materially damage us.

Voluntary Resignation.   Mr. Krump is not entitled to any payments or benefits that are not available to salaried employees generally upon voluntary resignation. As discussed above, Messrs. O’Reilly, Motamed and Degnan are all retirement-eligible. Accordingly, a voluntary termination by any of them would be treated as a retirement. Under Mr. Finnegan’s employment agreement, in the event of his voluntary termination, he is entitled to receive retiree health benefits pursuant to our retiree health plans that would be available to an employee with 31 years of service with us.

Involuntary Termination without Cause.   Except for Mr. Finnegan and as discussed below for Messrs. O’Reilly, Motamed and Degnan in connection with a change in control, neither a termination of employment by us without cause nor a demotion or other constructive termination would entitle our NEOs to any payments or benefits that are not available to salaried employees generally. The severance policy applicable to all of our salaried employees generally provides two weeks of severance pay for each year of service up to a maximum of 52 weeks. As discussed above, Messrs. O’Reilly, Motamed and Degnan are all retirement-eligible. Accordingly, for any of them, an involuntary termination without cause would be treated as a retirement.

Mr.  Finnegan’s employment agreement provides that, upon the termination of his employment without cause, his constructive termination or in the event we elect not to renew his employment agreement in accordance with its terms, he is entitled to receive the following benefits beyond those generally available to our salaried employees:

•       pro-rated annual incentive compensation for the year of his termination;

•       a severance payment equal to the sum of up to 2.5 times (with the 2.5 multiple being subject to reduction as described below) the sum of his then-current annual salary and the average amount of his annual incentive compensation paid in the preceding three years;

•       up to 2.5 years of additional age and service credit for purposes of his supplemental retirement benefits (with the 2.5 multiple being subject to reduction as described below);

•       up to 2.5 years of continued health and welfare benefits (with the 2.5 multiple being subject to reduction as described below) under our employee welfare plans and thereafter retiree benefits; and

•       if any payments or benefits that Mr. Finnegan receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code on golden parachute payments, an additional payment to him to restore him to the after-tax position that he would have been in if the excise tax had not been imposed.

In addition, any stock options, restricted stock, RSUs, performance shares and any other stock-based long-term incentive compensation awards held by Mr. Finnegan would accelerate and vest in full and his stock options would continue to be exercisable until the earlier of the fifth anniversary of the date of termination of his employment or the expiration of the option term.

In the case of our non-renewal of his employment agreement only, the 2.5 multiple decreases by 0.5 when Mr. Finnegan attains age 58 and decreases by an additional 0.5 on each of anniversary of such date so that when Mr. Finnegan turns 62, this multiple is zero. In addition, the obligation to continue to provide health and welfare benefits would cease if Mr. Finnegan receives such benefits from a new employer.

Under Mr. Finnegan’s employment agreement, constructive termination means his voluntary termination of employment following:

•       a reduction in Mr. Finnegan’s annual salary or target annual incentive compensation;

•       our failure to appoint Mr. Finnegan as our President and Chief Executive Officer and as a member of our Board or his removal from any of these positions;

•       a material diminution in Mr. Finnegan’s duties or responsibilities or the assignment to him of duties or responsibilities materially inconsistent with his position and status as our President and Chief Executive Officer;

•       a material change in Mr. Finnegan’s reporting relationship so that he no longer reports solely to our Board in his positions as President and Chief Executive Officer;

•       our breach of any of material obligations to Mr. Finnegan under the terms of his employment agreement;

•       our breach of certain representations, warranties and covenants set forth in Mr. Finnegan’s employment agreement; or

•       our requiring that Mr. Finnegan’s principal location of employment to be at any office or location more than 50 miles from our corporate headquarters in Warren, New Jersey.

Mr. Finnegan’s employment agreement requires Mr. Finnegan to comply with confidentiality, non-competition and non-solicitation covenants. The non-competition and non-solicitation provisions run during the term of Mr. Finnegan’s employment through the second anniversary of the termination thereof.

Change in Control.

Equity Awards.   Under the terms of the 2004 Employee Plan, if outstanding equity awards are assumed by an acquirer in accordance with the terms of the 2004 Employee Plan, the awards would remain outstanding and would not result in any acceleration of awards. In the event of a change in control in which the acquirer did not assume outstanding equity awards in accordance with the 2004 Employee Plan, RSUs would vest in full and performance share awards would become earned and payable at 100% of the applicable target award. These provisions would apply to the outstanding RSUs and performance share awards held by Messrs. O’Reilly, Motamed, Degnan and Krump as of December 31, 2006. The impact of a change in control on Mr. Finnegan’s equity awards is discussed below. For purposes of the 2004 Employee Plan, change in control is defined as:

•       the acquisition of 20% or more of our shares by any person;

•       a change in a majority of the members of our Board due to a proxy contest or tender or exchange offer; or

•       a merger, reorganization or similar transaction (including a sale of substantially all assets), where our shareholders immediately prior to such transaction do not control more than 50% of the surviving entity immediately after the transaction.

Mr. Finnegan.   Upon the occurrence of a change in control, Mr. Finnegan’s employment agreement would be superseded by his change in control employment agreement with us. Mr. Finnegan’s change in control employment agreement provides generally that the terms and conditions of his employment (including position, location, and benefits) may not be adversely changed during the three-year period after a change in control. The change in control employment agreement contains a double trigger mechanism such that (i) if a change in control occurs, and (ii) Mr. Finnegan’s employment is terminated (other than for cause, death or disability), or constructively terminated, during the three-year period following a change in control, Mr. Finnegan would be entitled to receive:

•       pro-rated annual incentive compensation through the date of termination for the year in which the termination of employment occurs;

•       three times the sum of his then-current annual salary and highest annual bonus over the past three years;

•       three years of additional age and service credit for purposes of the supplemental retirement benefits;

•       three years of continued health and welfare benefits (or, if shorter, until a new employer provides these benefits) under our employee welfare plans and thereafter retiree benefits;

•       up to $100,000 of outplacement services; and

•       if any payments or benefits that Mr. Finnegan receives are subject to the excise tax imposed under Section 4999 of the Internal Revenue Code on golden parachute payments, an additional payment to him to restore him to the after-tax position that he would have been in if the excise tax had not been imposed.

In addition, any stock options, restricted stock, RSUs, performance shares and any other stock-based long-term incentive compensation awards held by Mr. Finnegan would vest and his stock options would continue to be exercisable until the earlier of the fifth anniversary of the date of termination of his employment or the expiration of the option term. Mr. Finnegan also is entitled to reimbursement for legal fees he incurs as a result of the termination of his employment.

For purposes of Mr. Finnegan’s change in control employment agreement, change in control means:

•       the acquisition of 20% or more of our outstanding common stock by any person;

•       continuing directors (or their approved successors) ceasing to constitute a majority of our Board;

•       a merger, reorganization or similar transaction (including a sale of substantially all assets), where our shareholders immediately prior to such transaction do not control more than 50% of the surviving entity immediately after the transaction; or

•       shareholder approval of any plan or proposal for our liquidation or dissolution.

Mr. Finnegan’s change in control employment agreement requires Mr. Finnegan to comply with confidentiality, non-competition and non-solicitation covenants. The non-competition and non-solicitation provisions run during the term of Mr. Finnegan’s employment through the second anniversary of the termination thereof.

Vice Chairmen Change in Control Agreements.   In addition to the above terms with respect to equity awards, we have entered into change in control agreements with Messrs. O’Reilly, Motamed and Degnan. These agreements come into effect in the event that the employment of any of these individuals is terminated (other than as a result of death, disability, retirement, voluntary termination by the individual or for cause) or suffers a constructive termination within two years after the effective date of the change in control. Upon actual or constructive termination following a change in control, the affected individual is entitled to receive a severance payment equal to two times the sum of:

•       the individual’s then-current annual salary; and

•       the average amount of the individual’s annual incentive compensation for the last three years;

provided that the amount of the severance payment cannot exceed the amount the individual would have received had he remained in our employment until his normal retirement age under the Pension Plan. In addition to severance, the individual also is entitled to reimbursement for legal fees incurred by the individual as a result of the termination and continuation of health and other welfare benefits for a period of two years after the date of termination. For purposes of these agreements, change in control means:

•       following a tender or exchange offer, a proxy contest or a merger, consolidation or sale of substantially all of our business or our assets, the members of our Board immediately prior to the event do not constitute a majority of our Board following such event and for one year thereafter; or

•       any person acquires more than 25% of our outstanding common stock.

For purposes of these agreements, cause means:

•       the individual’s willful and continued failure to perform his duties;

•       the individual’s willful engagement in misconduct which is materially injurious to us.

For purposes of these agreements, constructive termination means the individual’s voluntary termination of employment following the occurrence of certain events, including:

•       the assignment to the individual, without his express written consent, of any duties inconsistent with his positions, duties, responsibilities, authority and status immediately prior to the change in control;

•       a change in reporting responsibilities, titles or offices as in effect immediately prior to the change in control or any removal of, or any failure to re-elect, the individual to any of such positions, except in limited circumstances;

•       a reduction in the individual’s annual salary as in effect at the time of the change in control;

•       our failure to continue the individual’s participation in certain compensation plans in effect at the time of the change in control; or

•       our requiring the individual to maintain his principal office or conduct his principal activities anywhere other than our corporate headquarters located within the New York Metropolitan area (including Warren, New Jersey).

Mr. Krump.   Mr. Krump is not entitled to any payments or benefits beyond those available to salaried employees generally upon a change in control.

Estimate of Incremental Potential Payment

The following tables quantify the additional payments and benefits under the compensation and benefit plans and arrangements to which our NEOs would be entitled upon termination of employment under the termination scenarios described above that are beyond those generally available to our salaried employees. Because the payments to be made to an NEO depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.

John D. Finnegan
Payment Type	Death ($)	Disability ($)	Voluntary Resignation/ Retirement ($)(1)	Involuntary Termination ($)	Involuntary Termination or Constructive Termination after Change in Control ($)
Cash Payment(2)(3)	$5,100,000	$4,590,874	—	$8,612,250	$10,620,000
RSUs(4)	4,565,089	4,565,089	—	7,527,506	7,527,506
Performance Shares(5)	21,600,508	21,600,508	—	21,600,508	13,966,335
Retirement Benefits(6)	—	—	—	8,677,014	10,409,345
Retiree Medical Benefits(7)	114,974	197,705	$197,705	197,705	197,705
Other Benefits(8)	—	—	—	73,350	188,020
Gross-up on Excise Tax(9)	—	—	—	—	19,194,226
Total	$31,380,571	$30,954,176	$197,705	$46,688,332	$62,103,137

(1)          Mr. Finnegan was not eligible for retirement as of December 31, 2006.

(2)          In the event of death, reflects an incremental death benefit of four times annual salary as of December 31, 2006 ($1,275,000). In the event of disability, reflects the present value of payments equal to 60% of annual salary until age 65. In the event of a termination without cause, reflects a multiple of annual salary as of December 31, 2006 and the average of Mr. Finnegan’s last three annual incentive compensation awards ($2,169,900). In the event of a termination without cause or a constructive termination in connection with a change in control, reflects a multiple of annual salary and the highest of his last three annual incentive compensation awards ($2,265,000).

(3)          Does not include any amounts attributable to Mr. Finnegan’s 2006 annual incentive compensation award to be paid in March 2007 and disclosed under the heading “Executive Compensation—Summary Compensation Table.”

(4)          Reflects fair market value of accelerated unvested RSUs based on our closing stock price of $52.91 per share on December 29, 2006.

(5)          Reflects fair market value of accelerated unearned performance shares based on our closing stock price of $52.91 per share on December 29, 2006. In the case of a termination of Mr. Finnegan’s employment without cause or due to death or disability, the number of performance shares that vest would be based on our actual performance at the end of the performance period and, for purposes of this calculation, reflects the same performance assumptions used for Mr. Finnegan’s outstanding performance share awards set forth under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.” In the event of an involuntary termination or a constructive termination after a change in control, the number of performance shares that vest would be based on target performance.

(6)          Reflects the value attributable to additional age and service credit under Mr. Finnegan’s SERP.

(7)          Mr. Finnegan’s employment agreement provides for retiree medical benefits assuming that Mr. Finnegan had 31 years of service at retirement. None of our other employees hired on or after

January 1, 1999 receives company-subsidized retiree medical benefits. The present value of these benefits is calculated based on the assumptions used for financial reporting purposes at year-end 2006, including a discount rate of 5.75% and medical trend of 9.5% in 2007 grading down to 5% per year in 2014 and later, and assuming retirement at December 31, 2006.

(8)          Represents outplacement benefits (in the case of a termination in connection with a change in control) and the value attributable to continuation of health and welfare benefits.

(9)          This calculation is an estimate for proxy disclosure purposes only. Payments upon a change in control may differ based on factors such as transaction price, timing of employment termination and payments, changes in compensation and reasonable compensation analyses. For purposes of this calculation, no portion of the performance shares that would accelerate upon a change in control have been treated as reasonable compensation for services rendered prior to the change in control or attribute any value to non-competition covenants.

Michael O’Reilly
Payment Type	Death ($)	Disability ($)	Voluntary Resignation/ Retirement ($)(1)	Involuntary Termination ($)	Involuntary Termination or Constructive Termination after Change in Control ($)
Cash Payment(2)(3)	—	—	—	—	$3,014,200
RSUs(4)	$2,326,900	$2,326,900	$2,326,900	$2,326,900	3,478,092
Performance Shares(5)	7,105,390	7,105,390	7,105,390	7,105,390	4,594,175
Other Benefits(6)	—	—	—	—	25,682
Total	$9,432,290	$9,432,290	$9,432,290	$9,432,290	$11,112,149

(1)          Mr. O’Reilly was eligible for retirement as of December 31, 2006.

(2)          Figure reflected in the “Involuntary Termination or Constructive Termination after Change in Control” column represents a multiple of Mr. O’Reilly’s annual salary as of December 31, 2006 ($670,000) and the average of his last three annual incentive compensation award payments ($837,100).

(3)          Does not include any amounts attributable to Mr. O’Reilly’s 2006 annual incentive compensation award to be paid in March 2007 and disclosed under the heading “Executive Compensation—Summary Compensation Table.”

(4)          Reflects fair market value of accelerated unvested RSUs based on our closing stock price of $52.91 per share on December 29, 2006.

(5)          Reflects fair market value of accelerated unearned performance shares based on our closing stock price of $52.91 per share on December 29, 2006. In the case of a termination of Mr. O’Reilly’s employment due to death, disability, retirement or termination without cause, the number of performance shares that vest would be based on our actual performance at the end of the performance period and, for purposes of this calculation, reflects the same performance assumptions used for Mr. O’Reilly’s outstanding performance share awards set forth under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.” In the event of an involuntary termination or a constructive termination after a change in control, the number of performance shares that vest would be based on target performance.

(6)          Represents the value attributable to continuation of health and welfare benefits in the case of a termination in connection with a change in control.

Thomas F. Motamed
Payment Type	Death ($)	Disability ($)	Voluntary Resignation/ Retirement ($)(1)	Involuntary Termination ($)	Involuntary Termination or Constructive Termination after Change in Control ($)
Cash Payment(2)(3)	—	—	—	—	$3,408,267
RSUs(4)	$3,316,563	$3,316,563	$3,316,563	$3,316,563	4,814,493
Performance Shares(5)	8,455,441	8,455,441	8,455,441	8,455,441	5,467,084
Other Benefits(6)	—	—	—	—	29,878
Total	$11,772,004	$11,772,004	$11,772,004	$11,772,004	$13,719,722

(1)          Mr. Motamed was eligible for retirement as of December 31, 2006.

(2)          Figure reflected in the “Involuntary Termination or Constructive Termination after Change in Control” column represents a multiple of Mr. Motamed’s annual salary as of December 31, 2006 ($725,000) and the average of his last three annual incentive compensation award payments ($979,133).

(3)          Does not include any amounts attributable to Mr. Motamed’s 2006 annual incentive compensation award to be paid in March 2007 and disclosed under the heading “Executive Compensation—Summary Compensation Table.”

(4)          Reflects fair market value of accelerated unvested RSUs based on our closing stock price of $52.91 per share on December 29, 2006.

(5)          Reflects fair market value of accelerated unearned performance shares based on our closing stock price of $52.91 per share on December 29, 2006. In the case of a termination of Mr. Motamed’s employment due to death, disability, retirement or termination without cause, the number of performance shares that vest would be based on our actual performance at the end of the performance period and, for purposes of this calculation, reflects the same performance assumptions used for Mr. Motamed’s outstanding performance share awards set forth under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.” In the event of an involuntary termination or a constructive termination after a change in control, the number of performance shares that vest would be based on target performance.

(6)          Represents the value attributable to continuation of health and welfare benefits in the case of a termination in connection with a change in control.

John J. Degnan
	Death ($)	Disability ($)	Voluntary Resignation/ Retirement ($)(1)	Involuntary Termination ($)	Involuntary Termination or Constructive Termination after Change in Control ($)
Cash Payment(2)(3)	—	—	—	—	$2,908,733
RSUs(4)	$2,266,283	$2,266,283	$2,266,283	$2,266,283	3,387,827
Performance Shares(5)	6,906,554	6,906,554	6,906,554	6,906,554	4,465,604
Other Benefits(6)	—	—	—	—	25,219
Total	$9,172,837	$9,172,837	$9,172,837	$9,172,837	$10,787,384

(1)          Mr. Degnan was eligible for retirement as of December 31, 2006.

(2)          Figure reflected in the “Involuntary Termination or Constructive Termination after Change in Control” column represents a multiple of Mr. Degnan’s annual salary as of December 31, 2006 ($645,000) and the average of his last three annual incentive compensation award payments ($809,367).

(3)          Does not include any amounts attributable to Mr. Degnan’s 2006 annual incentive compensation award to be paid in March 2007 and disclosed under the heading “Executive Compensation—Summary Compensation Table.”

(4)          Reflects fair market value of accelerated unvested RSUs based on our closing stock price of $52.91 per share on December 29, 2006.

(5)          Reflects fair market value of accelerated unearned performance shares based on our closing stock price of $52.91 per share on December 29, 2006. In the case of a termination of Mr. Degnan’s employment due to death, disability, retirement or termination without cause, the number of performance shares that vest would be based on our actual performance at the end of the performance period and, for purposes of this calculation, reflects the same performance assumptions used for Mr. Degnan’s outstanding performance share awards set forth under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.” In the event of an involuntary termination or a constructive termination after a change in control, the number of performance shares that vest would be based on target performance.

(6)          Represents the value attributable to continuation of health and welfare benefits in the case of a termination in connection with a change in control.

Paul J. Krump
	Death ($)	Disability ($)	Voluntary Resignation/ Retirement ($)(1)	Involuntary Termination ($)	Involuntary Termination or Constructive Termination after Change in Control ($)
Cash Payment(2)	—	—	—	—	—
RSUs(3)	$241,561	$241,561	—	—	$401,587
Performance Shares(4)	1,153,544	1,153,544	—	—	751,745
Other Benefits(5)	2,030,499	—	—	—	—
Total	$3,425,603	$1,395,104	—	—	$1,153,332

(1)          Mr. Krump was not eligible for retirement as of December 31, 2006.

(2)          Does not include any amounts attributable to Mr. Krump’s 2006 annual incentive compensation award to be paid in March 2007 and disclosed under the heading “Executive Compensation—Summary Compensation Table.”

(3)          Reflects fair market value of accelerated unvested RSUs based on our closing stock price of $52.91 per share on December 29, 2006.

(4)          Reflects fair market value of accelerated unearned performance shares based on our closing stock price of $52.91 per share on December 29, 2006. In the case of a termination of Mr. Krump’s employment due to death, disability or without cause, the number of performance shares that vest would be based on our actual performance at the end of the performance period and, for purposes of this calculation, reflects the same performance assumptions used for Mr. Krump’s outstanding performance share awards set forth under the heading “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.” In the event of an involuntary termination or a constructive termination after a change in control, the number of performance shares that vest would be based on target performance.

(5)          In the event of death, the Pension Plan and Pension Excess Benefit Plan provide for a pre-retirement survivor’s benefit. For Mr. Krump, the pre-retirement survivor’s benefit is more valuable than the benefits that he would have received in the event of a voluntary termination. The incremental value of Mr. Krump’s pre-retirement survivor benefit is reflected in the “Death” column.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to our equity compensation plans as of December 31, 2006:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	20,034,749	(2)	$34.54	(4)	26,860,143	(6)
Equity compensation plans not approved by security holders(1)	309,321	(3)	$43.54	(5)	386,472
Total	20,344,070		$34.55	(4)(5)	27,246,575

(1)           These plans are the CCAP Excess Benefit Plan and the Director Deferred Compensation Program, under which 157,062 shares of common stock and 229,370 shares of common stock, respectively, are available for future issuance.

The CCAP Excess Benefit Plan is a nonqualified, defined contribution plan and covers those participants in the CCAP and the ESOP whose total benefits under those plans are limited by certain provisions of the Internal Revenue Code. A participant in the CCAP Excess Benefit Plan is entitled to a benefit equaling the difference between the participant’s benefits under the CCAP and the ESOP, without considering the applicable limitations of the Internal Revenue Code, and the participant’s actual benefits under such plans. A participant’s excess ESOP benefit is expressed as shares of our common stock. Payments under the CCAP Excess Benefit Plan are generally made: (1) for excess benefits related to the CCAP in cash annually as soon as practical after the amount of excess benefit can be determined; and (2) for excess benefits related to the ESOP, in common stock as soon as practicable after the earlier of the participant’s 65th birthday or termination of employment. The ESOP expired in 2004. Accordingly, other than dividends, no new contributions are made to the ESOP or the CCAP Excess Benefit Plan with respect to excess ESOP benefits. Additional information regarding the CCAP and the CCAP Excess Benefit Plan is set forth under the heading “Compensation Discussion and Analysis—Company Sponsored Benefit Plans.”

The material terms of the Director Deferred Compensation Program are described under the heading “Corporate Governance—Director Compensation.”

(2)           Includes 4,123,969 shares, representing 200% of the aggregate target for the performance share awards for the three-year performance cycles ending December 31, 2007 and December 31, 2008, which is the maximum number of shares issuable under these awards and 1,179,265 shares for the performance cycle ended December 31, 2006. The December 31, 2006 performance shares are shown at the actual payout percentage of 143% of target. Shortly after the end of each performance cycle, our Compensation Committee will determine the actual number of shares to be received by 2004 Employee Plan participants for the awards which vest on December 31, 2007 and December 31, 2008.

(3)           Includes an aggregate of 19,931 shares issuable upon exercise of the special option grants awarded to two independent directors in 2002 as individual compensation for their service on our CEO search committee.

(4)           Weighted average exercise price excludes shares issuable under outstanding performance share awards, RSU awards and director stock unit awards.

(5)           Weighted average exercise price consists of exercise price of special option grants described in note (3) above, and excludes shares issuable in connection with the CCAP Excess Benefit Plan and the Director Deferred Compensation Program.

(6)           Includes 14,139,932 shares available for issuance under the Global Employee Stock Purchase Plan (2001), 10,353,415 shares available for issuance under the 2004 Employee Plan (which includes 470,063 shares previously reserved for issuance in connection with the 2004 performance share awards), 366,796 shares available for issuance under the 2004 Director Plan and 2,000,000 shares available for issuance under The Chubb Corporation 2003 Producer Stock Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the only persons or entities known to us to be beneficial owners of more than 5% of our outstanding common stock. The information below is as reported by that entity in statements filed with the SEC.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock		Percent of Class(3)
Dodge & Cox	21,738,480	(1)	5.3%
FMR Corp.	27,126,177	(2)	6.59%

(1)          Reflects ownership as of December 31, 2006 as reported on a Schedule 13G/A filed with the SEC by Dodge & Cox, located at 555 California Street, 40th Floor, San Francisco, CA 94104. Dodge & Cox reports sole voting power over 20,196,680 of the reported shares, shared voting power over 271,300 of the reported shares and sole dispositive power over all of the reported shares. Dodge & Cox has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Chubb and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(2)          Reflects ownership as of December 31, 2006 as reported on a Schedule 13G filed with the SEC by FMR Corp., located at 82 Devonshire Street, Boston, Massachusetts  02109. FMR Corp. reports sole voting power over 7,106,729 of the reported shares, shared voting power over none of the reported shares and sole dispositive power over all of the reported shares. FMR Corp. has certified that these shares of our common stock were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of Chubb and were not acquired in connection with or as a participant in any transaction having such purpose or effect.

(3)          As reported in the applicable statement filed with the SEC.

The following table sets forth certain information regarding the beneficial ownership of our common stock and common stock-based holdings by each of our directors and nominees for director, by each of our NEOs and by our directors and executive officers as a group as of March 5, 2007.

Name and Address(1)	Amount and Nature of Beneficial Ownership of Common Stock(2)	Percent of Class(3)
Zoë Baird(4)(5)	52,789	*
Sheila P. Burke(4)(6)	60,953	*
James I. Cash, Jr.(4)(7)	44,285	*
Joel J. Cohen(4)(8)	186,043	*
John D. Finnegan(9)	845,965	*
Klaus J. Mangold(4)(10)	22,921	*
Sir David G. Scholey, CBE(4)(11)	112,238	*
Raymond G.H. Seitz(4)(12)	81,287	*
Lawrence M. Small(4)(13)	153,246	*
Daniel E. Somers(4)(14)	10,741	*
Karen Hastie Williams(4)(15)	28,623	*
Alfred W. Zollar(4)(16)	30,676	*
John J. Degnan(17)	300,990	*
Paul J. Krump(18)	148,433	*
Thomas F. Motamed(19)	309,742	*
Michael O’Reilly(20)	442,933	*
All directors and executive officers as a group(21)	3,078,718	*

                 * Less than 1%.

       (1) The business address of each director and executive officer named in this table is c/o The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615.

       (2) Unless otherwise indicated, share amounts are as of March 5, 2007 and each person has sole voting and investment power with respect to the shares listed.

       (3) Based upon 407,355,123 shares of our common stock outstanding as of March 5, 2007.

       (4) This amount includes 1,663 fully vested stock units granted under the 2004 Director Plan but does not include performance shares representing a target of 1,722 shares for the performance period ending December 31, 2007 and 1,333 shares for the performance period ending December 31, 2008 granted under the 2004 Director Plan. Payment of such performance shares will range from 0% to 200% depending on actual performance measured against the stated performance goals for the applicable performance period.

       (5) Includes 40,000 shares that may be purchased within 60 days pursuant to The Chubb Corporation Stock Option Plan for Non-Employee Directors (2001) (the 2001 Director Plan) and our predecessor non-employee director equity plans; and 7,366 market value units which Ms. Baird has elected to defer her receipt of until retirement pursuant to the Director Deferred Compensation Program.

       (6) Includes 56,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans; and 2,760 vested stock units which Ms. Burke has elected to defer her receipt of until retirement pursuant to the 2004 Director Plan.

       (7) Includes 32,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans; and 1,462 market value units which Dr. Cash has elected to defer his receipt of until retirement pursuant to the Director Deferred Compensation Program.

       (8) Includes 98,708 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans; 12,663 shares that may be purchased within 60 days pursuant to a restoration stock option awarded pursuant to exercising a special stock option grant; and 33,051 market value units which Mr. Cohen has elected to defer his receipt of until retirement pursuant to the Director Deferred Compensation Program.

       (9) Includes 80,000 shares held by a limited liability company; 364,780 shares that may be purchased within 60 days pursuant to The Chubb Corporation Long-Term Stock Incentive Plan (2000) (the 2000 Employee Plan); 54,284 RSUs that will vest on April 27, 2007, 48,094 RSUs that will vest on March 3, 2008, 39,892 RSUs that will vest on March 2, 2009 and 37,773 RSUs that will vest on March 1, 2010 pursuant to the 2004 Employee Plan; 182 shares that were allocated to Mr. Finnegan pursuant to the ESOP and 61,616 RSUs that are fully vested which Mr. Finnegan has elected to defer receipt of until retirement. This amount does not include performance shares representing a target of 144,286 shares for the performance period ending December 31, 2007, 119,678 shares for the performance period ending December 31, 2008 and 113,320 shares for the performance period ending December 31, 2009. Payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals for the applicable performance period.

(10) Includes 16,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan; and 1,298 market value units which Dr. Mangold has elected to defer his receipt of until retirement pursuant to the Director Deferred Compensation Program.

(11) Includes 96,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans; 9,815 market value units which Sir David Scholey has elected to defer his receipt of until retirement pursuant to the Director Deferred Compensation Program; and 2,760 vested stock units which Sir David Scholey has elected to defer his receipt of until retirement pursuant to the 2004 Director Plan.

(12) Includes 72,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans; 4,464 market value units which Mr. Seitz has elected to defer his receipt of until retirement pursuant to the Director Deferred Compensation Program; and 2,760 vested stock units which Mr. Seitz has elected to defer his receipt of until retirement pursuant to the 2004 Director Plan.

(13) Includes 105,943 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans; 4,018 shares that may be purchased within 60 days pursuant to a restoration stock option awarded pursuant to exercising a special stock option grant; 19,245 market value units which Mr. Small has elected to defer his receipt of until retirement pursuant to the Director Deferred Compensation Program; and 2,760 vested stock units which Mr. Small has elected to defer his receipt of until retirement pursuant to the 2004 Director Plan.

(14) Includes 2,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan; 2,270 market value units which Mr. Somers has elected to defer his receipt of until retirement pursuant to the Director Deferred Compensation Program; and 2,760 vested stock units which Mr. Somers has elected to defer his receipt of until retirement pursuant to the 2004 Director Plan.

(15) Includes 24,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans; and 1,380 vested stock units which Ms. Hastie Williams has elected to defer her receipt of until retirement pursuant to the 2004 Director Plan.

(16) Includes 24,000 shares that may be purchased within 60 days pursuant to the 2001 Director Plan and our predecessor non-employee director equity plans.

(17) Includes 54,468 shares which Mr. Degnan has the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; 18,784 RSUs that will vest on April 27, 2007, 15,376 RSUs that will vest on March 3, 2008, 12,754 RSUs that will vest on March 2, 2009 and 12,077 RSUs that will vest on March 1, 2010 pursuant to the 2004 Employee Plan; and 6,084 shares that were allocated to Mr. Degnan pursuant to the ESOP. This amount does not include performance shares representing a target of 46,134 shares for the performance period ending December 31, 2007, 38,266 shares for the performance period ending December 31, 2008 and 36,233 shares for the performance period ending December 31, 2009. Payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals for the applicable performance period.

(18) Includes 85,684 shares which Mr. Krump has the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; 2,856 RSUs that will vest on April 27, 2007, 2,530 RSUs that will vest on March 3, 2008, 2,204 RSUs that will vest on March 2, 2009 and 2,112 RSUs that will vest on March 1, 2010 pursuant to the 2004 Employee Plan; and 5,969 shares that were allocated to Mr. Krump pursuant to the ESOP. This amount does not include performance shares representing a target of 7,594 shares for the performance period ending December 31, 2007, 6,614 shares for the performance period ending December 31, 2008 and 6,337 shares for the performance period ending December 31, 2009. Payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals for the applicable performance period.

(19) Includes 48,702 shares which Mr. Motamed has the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; 22,320 RSUs that will vest on April 27, 2007, 18,826 RSUs that will vest on March 3, 2008, 15,614 RSUs that will vest on March 2, 2009 and 14,786 RSUs that will vest on March 1, 2010 pursuant to the 2004 Employee Plan; 5,874 shares in the Corporation Stock Fund of the CCAP; and 6,660 shares that were allocated to Mr. Motamed pursuant to the ESOP. This amount does not include performance shares representing a target of 56,480 shares for the performance period ending December 31, 2007, 46,848 shares for the performance period ending December 31, 2008 and 44,359 shares for the performance period ending December 31, 2009. Payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals for the applicable performance period.

(20) Includes 233,486 shares which Mr. O’Reilly has the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; 19,678 RSUs that will vest on April 27, 2007, 15,820 RSUs that will vest on March 3, 2008, 13,122 RSUs that will vest on March 2, 2009 and 12,425 RSUs that will vest on March 1, 2010 pursuant to the 2004 Employee Plan. This amount does not include performance shares representing a target of 47,462 shares for the performance period ending December 31, 2007, 39,368 shares for the performance period ending December 31, 2008 and 37,276 shares for the performance period ending December 31, 2009. Payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals for the applicable performance period.

(21) Includes 1,162 shares which executive officers other than those listed in the table above disclaim beneficial ownership; 8,460 shares which were allocated to executive officers other than those listed in the table above pursuant to the ESOP; 164,751 shares which executive officers other than those listed in the table above have the right to purchase within 60 days under the 2000 Employee Plan and our predecessor employee long-term stock incentive plans; and 9,040 RSUs that will vest on April 27, 2007, 1,960 RSUs that will vest on October 31, 2007, 8,128 RSUs that will vest on March 3, 2008, 1,960 RSUs that will vest on October 31, 2008, 10,196 RSUs that will vest on March 2, 2009 and 9,964 RSUs that will vest on March 1, 2010 pursuant to the 2004 Employee Plan. This amount does not include performance shares awarded to executive officers other than those listed in the table above representing a target of 24,400 shares for the performance period ending December 31, 2007, 30,594 shares for the performance period ending December 31, 2008 and 29,895 shares for the performance period ending December 31, 2009. Payment of such shares will range from 0% to 200% depending on actual performance measured against the stated performance goals for the applicable performance period.

CERTAIN TRANSACTIONS AND OTHER MATTERS

At December 31, 2006, Dodge & Cox was the beneficial owner of more than 5% of our outstanding common stock. As of December 31, 2006, Dodge & Cox managed approximately $271 million of assets in the Pension Plan and approximately $26 million of assets funded for other post-retirement benefits. Dodge & Cox also manages one of the funds offered to participants in the CCAP. As of December 31, 2006, participants in the CCAP held aggregate investments in this fund of approximately $125,600,000. In addition, in 2006, Dodge & Cox purchased insurance policies from one of our property and casualty insurance subsidiaries with an aggregate net written premium of approximately $300,000.

At December 31, 2006, FMR Corp. was the beneficial owner of more than 5% of our outstanding common stock. FMR Corp. manages several of the funds offered to participants in the CCAP. As of December 31, 2006, participants in the CCAP held aggregate investments in these funds of approximately $624,800,000. A subsidiary of FMR Corp. acts as trustee of the CCAP and provides administrative and record keeping services for several of our company-sponsored benefit plans, including the CCAP. The aggregate fees paid for these services were approximately $108,000.

Effective December 1, 2002, we entered into an employment agreement with Mr. Finnegan. This employment agreement covers Mr. Finnegan’s roles and responsibilities, his compensation and benefits and the results of the termination of his employment under various circumstances. The employment agreement contains an automatic renewal clause, providing that the employment agreement will have a perpetual two-year term unless Mr. Finnegan or we deliver a notice of non-renewal. Additional information regarding Mr. Finnegan’s employment agreement is set forth under the headings “Compensation Discussion and Analysis—Employment and Severance Agreements,” “Compensation Discussion and Analysis—Change in Control Agreements” and “Executive Compensation—Potential Payments upon Termination.”

We have entered into change in control agreements with each of our Vice Chairmen. Information regarding these change in control agreements is set forth under the headings “Compensation Discussion and Analysis—Change in Control Agreements” and “Executive Compensation—Potential Payments upon Termination.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Based solely upon a review of copies of such reports or written representations that all such reports were timely filed, we believe that each of our directors, executive officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2006, except for Robert C. Cox, Executive Vice President of Chubb & Son, a division of Federal Insurance Company, who filed a Form 4 due on November 2, 2006 on November 6, 2006 due to an administrative oversight.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board has nominated the following individuals for election to our Board this year:

Zoë Baird	Sir David G. Scholey, CBE
Sheila P. Burke	Lawrence M. Small
James I. Cash, Jr.	Daniel E. Somers
Joel J. Cohen	Karen Hastie Williams
John D. Finnegan	Alfred W. Zollar
Klaus J. Mangold

Each nominee for director was previously elected by our shareholders at the 2006 Annual Meeting of Shareholders and has served continuously since that time. Information regarding the business experience of each nominee is provided under the heading “Our Board of Directors.” Each director is elected annually to serve until the next annual meeting of shareholders and until his or her successor is elected and qualified. There are no family relationships among our executive officers and directors. Each director nominee other than Mr. Finnegan satisfies the independence requirements set forth in the NYSE listing standards and, with respect to the nominees expected to serve on our Audit Committee, Section 10A(m)(3) of the Exchange Act.

Our Board expects that each of the nominees named in this proxy statement will be available for election and, if elected, will be willing to serve as a director. If any nominee is not available, then the proxies may vote for a substitute as may be designated by our Board, unless our Board reduces the number of directors. Our Board has, in accordance with our By-Laws, fixed the number of directors to be elected at 11. If elected, each director will serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualified. However, any director who receives less than a majority of the votes cast will be required to tender his or her resignation pursuant to the requirements of our Corporate Governance Guidelines.

Director nominees will be elected by a plurality of the votes cast by shareholders entitled to vote at the 2007 Annual Meeting. Even if approved, the amendment to our Restated Certificate of Incorporation that provides for a majority voting in the uncontested election of directors described in “Proposal 3—Amendment to the Restated Certificate of Incorporation” will not apply to the election of directors at the 2007 Annual Meeting.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for the 11 individuals recommended by our Board. If you wish to give specific instructions with respect to the voting of directors, you may do so by indicating your instructions on your proxy card.

Our Board unanimously recommends that you vote “FOR” each of the foregoing nominees for director. Proxies solicited by our Board will be voted “FOR” this proposal unless a shareholder has indicated otherwise on the proxy card.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee, acting pursuant to the authority granted to it in its charter, has retained Ernst & Young LLP as our independent auditor. The appointment of Ernst & Young is being submitted to our shareholders for ratification. Ernst & Young has acted as our independent auditor for many years. The following summarizes the fees billed to us by Ernst & Young for professional services rendered in 2006 and 2005:

	2006	2005
Audit Fees(1)	$6,330,000	$5,780,000
Audit-Related Fees(2)	962,000	1,000,000
Tax Fees(3)	-	15,000
All Other Fees(4)	79,000	355,000

(1)          Audit Fees primarily relate to the audit of our annual financial statements, review of our financial statements included in our quarterly reports on Form 10-Q, statutory audits for our insurance subsidiaries and review of SEC registration statements.

(2)          Audit-Related Fees primarily relate to SAS 70 internal control reports, employee benefit plan audits and certain non-insurance related statutory audits.

(3)          Tax Fees primarily relate to tax compliance, tax advice and tax planning.

(4)          All Other Fees relate to other services not described in notes (1), (2), and (3) above, including special actuarial reports filed with regulators, technical training and an online information service.

Our Audit Committee determined that the provision of these services is compatible with maintaining Ernst & Young’s independence.

In 2006, our Audit Committee pre-approved all services performed for us by Ernst & Young. Our policy on pre-approval of independent auditor services is attached to this proxy statement as Annex A.

Representatives of Ernst & Young are expected to be present at the 2007 Annual Meeting and to have the opportunity to make a statement should they desire to do so and to be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the 2007 Annual Meeting is required to ratify the appointment of Ernst & Young as our independent auditor. If our shareholders do not ratify the appointment of Ernst & Young, our Audit Committee will reconsider the appointment.

Our Board unanimously recommends that you vote “FOR” ratification of the appointment of Ernst & Young LLP as our independent auditor. Proxies solicited by our Board will be voted “FOR” this proposal unless a shareholder has indicated otherwise on the proxy card.

PROPOSAL 3

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

Our Governance Committee has been monitoring the debate surrounding the appropriate standard by which nominees should be elected to the boards of directors of public companies. New Jersey law, the law under which we are incorporated, provides that unless a company’s certificate of incorporation provides otherwise, a plurality of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a director. Our Restated Certificate of Incorporation currently does not provide for an alternative standard in director elections. Therefore, our directors currently are elected by a plurality of the votes cast.

In an effort to enhance our directors’ accountability to shareholders, in 2006, our Board adopted a corporate governance guideline requiring that a director who receives less than a majority of the votes cast for his or her election in an uncontested election tender his or her resignation. At our 2006 Annual Meeting of Shareholders, our shareholders voted to approve a request that our Board take the additional step of amending our organizational documents to expressly provide for a majority voting standard in uncontested elections of nominees to our Board. In light of this request, our commitment to maintaining the highest corporate governance standards and the trend in U.S. public companies towards implementing majority voting standards, our Governance Committee has recommended and our Board has determined that it is advisable to implement such a standard.

An amendment to our Restated Certificate of Incorporation is required to implement a majority voting standard. Our Board has adopted a resolution approving a proposed amendment to our Restated Certificate of Incorporation and directing that the proposed amendment be submitted to a vote of our shareholders at the 2007 Annual Meeting. The proposed amendment to our Restated Certificate of Incorporation, the full text of which is attached to this proxy statement as Annex B, provides that:

•       our directors shall be elected by a majority of the votes cast in uncontested elections; and

•       our directors shall be elected by a plurality of the votes cast in contested elections.

Under New Jersey law, a director’s term extends until his or her successor is elected and qualified. This is referred to as the director holdover rule. Accordingly, the adoption of a majority voting standard could result in an incumbent director who receives less than a majority of the votes cast in an uncontested election remaining in office by virtue of the director holdover rule. Subject to approval of this proposal by our shareholders, our Board has adopted procedures to be included in our Corporate Governance Guidelines requiring that an incumbent director who receives less than a majority of the votes cast in an uncontested election tender his or her resignation and outlining the procedures by which our Board will consider any such resignations. The mechanics of these procedures work as follows:

•       In the event that a nominee who is an incumbent director receives less than a majority of the votes cast in an uncontested election, the director is required to tender his or her resignation;

•       Our Governance Committee is required to consider the resignation based upon a number of factors and make a recommendation to our Board as to whether to accept the resignation within 45 days of receipt of such resignation; and

•       Our Board must determine whether to accept or reject the resignation within 90 days of the receipt of such resignation.

The affirmative vote of two-thirds of the votes cast by shareholders entitled to vote at the 2007 Annual Meeting is required for approval of the amendment to our Restated Certificate of Incorporation. If approved, the amendment to our Restated Certificate of Incorporation will become effective upon the filing of a certificate of amendment with the Secretary of State of the State of New Jersey, which we anticipate would occur promptly after the 2007 Annual Meeting.

Our Board unanimously recommends that you vote “FOR” the adoption of the amendment to the Restated Certification of Incorporation. Proxies solicited by our Board will be voted “FOR” this proposal unless a shareholder has indicated otherwise on the proxy card.

PROPOSAL 4
SHAREHOLDER PROPOSAL REGARDING POLITICAL CONTRIBUTIONS

We received a request from Central Laborers’ Pension, Welfare & Annuity Funds, P.O. Box 1267, Jacksonville, IL 62651, the beneficial owner of approximately 22,280 shares of our common stock, to include the following shareholder proposal in this proxy statement:

Proposal

Resolved: that the shareholders of the Chubb Corporation (“Company”) hereby request that the company provide a report, updated semi-annually, disclosing our Company’s:

1.                Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.                Monetary and non-monetary contributions and expenditures not deductible under section 162(e)(1)(B) of the Internal Revenue Code, including but not limited to contributions to or expenditures on behalf of political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code and any portion of any dues or similar payments made to any tax exempt organization that is used for an expenditure or contribution if made by the corporation would not be deductible under section 162(e)(1)(B) of the Internal Revenue Code. The report shall include the following:

a.                  An accounting of our Company’s funds that are used for political contributions or expenditures as described above;

b.                 Identification of the person or persons in our Company who participated in making the decisions to make the political contribution or expenditure; and

c.                  The internal guidelines or policies, if any, governing the Company’s political contributions and expenditures.

This report shall be presented to the board of directors’ audit committee or other relevant oversight committee and posted on the company’s website to reduce costs to shareholders.

Supporting Statement

As long-term shareholders of Chubb, we support policies that apply transparency and accountability to corporate spending on political activities. Such disclosure is consistent with public policy and in the best interest of the Company’s shareholders.

Company executives exercise wide discretion over the use of corporate resources for political activities. They also involve payments to trade associations and related groups used for political activities that media accounts call the “new soft money.” Most of these expenditures are not disclosed. In 2003-04, the last fully reported election cycle, Chubb contributed at least $10,000 in soft money. (PoliticalMoneyLine, http://www.fecinfo.com). However, its payments to trade associations use for political activities are undisclosed and unknown. The proposal asks the Company to disclose its political contributions and payments to tax exempt organizations including trade associations.

The Bi-Partisan Campaign Reform Act of 2002 allows companies to contribute to independent political committees, also known as 527s, and to give to tax-exempt organizations that make political expenditures and contributions.

Absent a system of accountability, corporate executives will be free to use a company’s assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders. Relying on publicly available data does not provide a complete picture of the Company’s political expenditures. The Company’s Board and its shareholders need complete disclosure to be able to fully evaluate the political use of corporate assets. Thus, we urge your support FOR this critical governance reform.

Recommendation of our Board to Vote “Against” this Proposal

Our Board believes that the disclosure called for by this proposal is unnecessary and runs counter to the best interests of Chubb and our shareholders. As discussed below, the existing comprehensive legal and regulatory framework governing political contributions already provides for the corporate accountability referenced in the proponent’s supporting statement. In addition, there currently is extensive publicly available information regarding our political contributions. Moreover, unilateral expanded disclosure by us could frustrate our government relations efforts and harm our interests and those of our shareholders.

It is in the best interests of Chubb and our shareholders for Chubb to be an effective participant in the political process. We achieve this goal by engaging in government relations efforts to educate and inform public officials about our positions on issues that are important to our business and to support candidates who we believe will be effective advocates for our company.

As discussed in the 2006 Annual Report, the insurance industry is subject to extensive regulation at the state level. For example, in many states, before our subsidiaries can offer new or change existing products, they must obtain approval from state regulators. Regulatory measures affecting our operations include redefinitions of risk exposure in areas such as water damage; products liability and commercial general liability; extension and protection of employee benefits, such as workers’ compensation and disability benefits; and credit scoring. On the federal level, there are a number of legislative initiatives, such as those relating to tort reform, asbestos liability reform, terrorism and large-scale catastrophe management, which could have important ramifications on our business. Legislation and regulations in this broad spectrum of policy areas can have an immediate and dramatic effect on our operations. It is imperative that we effectively communicate our views on such regulations and legislation to applicable regulators, legislators and other government officials.

Corporate political activities are subject to comprehensive regulation by federal and state authorities. Federal law prohibits corporations from directly contributing to federal campaigns. Accordingly, it is important to note that all Chubb-related political contributions on the federal level, and in fact the vast majority of all of the Chubb-related political contributions, come from funds voluntarily contributed to the political action committee that we sponsor (ChubbPAC), by employees, shareholders and other eligible supporters, rather than from corporate funds. ChubbPAC contributions do not come from corporate assets. Nevertheless, they too are subject to detailed disclosure requirements. For example, pursuant to federal law, ChubbPAC is required to, and does, file reports with the Federal Election Commission reporting all of the political contributions it makes. At the state level, our political contributions also are subject to regulation. For example, recipients of political contributions generally are required to disclose the identity of donors and the amount of their contributions.

In addition to complying with these federal and state requirements, we have voluntarily provided supplemental details regarding our political activities by posting our Policy Statement on Political Contributions and Related Activities on our website at www.chubb.com/investors. This document provides information on Chubb’s political contribution policies and clearly reflects our commitment to compliance with all applicable laws. Therefore, our Board has determined that ample disclosure exists regarding our political contributions which should alleviate any concerns pertaining to the transparency of the activities cited in this proposal. Accordingly, the preparation of the report requested in this proposal would result in an unnecessary and unproductive use of our resources.

The report called for by this proposal, in addition to being unnecessary, also could prove detrimental to our interests and those of our shareholders. Parties with interests adverse to ours also participate in the political process to their business advantage. If we unilaterally expand our disclosure regarding our political contributions as required by this proposal, these adverse parties could exploit this information. This could frustrate our efforts, thereby harming the interests of Chubb and our shareholders.

For the foregoing reasons, our Board believes that our shareholders should reject this proposal. The affirmative vote of a majority of the votes cast by shareholders entitled to vote at the 2007 Annual Meeting is required for approval of this shareholder proposal.

Our Board unanimously recommends that you vote “AGAINST” the shareholder proposal regarding political contributions. Proxies solicited by our Board will be voted “AGAINST” this proposal unless a shareholder has indicated otherwise on the proxy card.

SOLICITATION OF PROXIES

We will pay the cost of this solicitation of proxies. In addition to the solicitation of proxies by use of the mail, we may use the services of one or more of our directors, officers or other regular employees (who will receive no additional compensation for their services in such solicitation) to solicit proxies personally, by telephone or by other electronic means. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held on the record date by such persons and we will reimburse them for reasonable expenses actually incurred by them in so doing. In addition, we have entered into an agreement with Georgeson Inc., pursuant to which it will assist us in the solicitation of proxies by mail, in person and by telephone for a fee, which is estimated not to exceed $13,500 plus out-of-pocket expenses.

2008 SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal that a shareholder intends to be included in our proxy statement and form of proxy card for our 2008 Annual Meeting of Shareholders must be in writing and be received by our Corporate Secretary at The Chubb Corporation, 15 Mountain View Road, P.O. Box 1615, Warren, New Jersey 07061-1615 no later than November 24, 2007, and must otherwise comply with the rules promulgated by the SEC in order to be eligible for inclusion in our proxy materials for the 2008 Annual Meeting of Shareholders.

Under our By-Laws, if a shareholder desires to bring a matter before the annual meeting of shareholders or if a shareholder wants to nominate a person for election to our Board, the shareholder must follow the procedures outlined in our By-Laws. A copy of Article I, Section 10, of our By-Laws, which covers those matters, is available without charge to shareholders of record upon written request to our Corporate Secretary. Our By-Laws also are available on our website at www.chubb.com/investors. Our By-Law procedures are separate from the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in our proxy statement.

One of the procedural requirements in our By-Laws is timely notice in writing of any business the shareholder proposes to bring before the annual meeting of shareholders and/or the nomination any shareholder proposes to make at the annual meeting of shareholders. Notice of business proposed to be brought before the 2008 Annual Meeting of Shareholders and/or director nominations proposed to be made at the 2008 Annual Meeting of Shareholders must be received by our Corporate Secretary no earlier than December 25, 2007 and no later than January 24, 2008.

The notice for business that the shareholder proposes to bring before the annual meeting of shareholders must be a proper matter for shareholder action and must describe:

•       the business proposed to be brought before the annual meeting of shareholders;

•       the reasons for conducting the proposed business at the annual meeting of shareholders;

•       any material interest of the shareholder in the proposed business;

•       the beneficial owner, if any, on whose behalf the proposal is made;

•       the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•       the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

The notice for a nomination the shareholder proposes to make at the annual meeting of shareholders must describe:

•       all information relating to each person whom the shareholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected;

•       the name and address of the shareholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and

•       the class and number of shares which are owned beneficially and of record by the shareholder and the beneficial owner.

By Order of the Board of Directors,

W. Andrew Macan
Vice President and Secretary

March 23, 2007

ANNEX A
THE CHUBB CORPORATION
POLICY ON PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

I.   Statement of Principles

The Audit Committee of the Board of Directors is responsible for the appointment, compensation, retention, and oversight of the work of the independent auditor. The Chubb Corporation and the Audit Committee are committed to ensuring the independence of the auditor, both in appearance and in fact. Accordingly, significant attention is directed toward ensuring that services provided by the auditor are consistent with the SEC’s rules on auditor independence.

The Audit Committee is required to pre-approve the audit and non-audit services performed by the independent auditor or its affiliates on behalf of The Chubb Corporation or any of its subsidiaries (collectively, the “Corporation”) in order to assure that the provision of such services does not impair the auditor’s independence from the Corporation. In the case of audit services, pre-approval by the Audit Committee is required for such services provided to all consolidated subsidiaries of the Corporation, whether provided by the principal independent auditor or other firms.

II.   Delegation

The Audit Committee has delegated to the Chairman of the Audit Committee authority to pre-approve specific services not to exceed $25,000 per engagement. Any services pre-approved by the Chairman shall be reported to the Audit Committee at its next scheduled meeting.

The Audit Committee may consult with management but does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

III.   Audit Services

Audit services include all services to be performed to comply with generally accepted auditing standards and those services that generally only the Corporation’s independent auditor can provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

IV.   Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of audit-related services does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence. Audit-related services include, among other services, audits of employee benefit plans; due diligence related to mergers and acquisitions; internal control reviews; attest services that are not required by statute or regulation; and consultations related to financial accounting or reporting standards.

V.   Tax Services

The Audit Committee believes that the provision of tax services to the Corporation including tax planning, compliance, and advice does not impair the independence of the auditor and is consistent with the SEC’s rules on auditor independence. Tax services include tax planning, compliance, and advice; preparation and review of original and amended tax returns; assistance with claims for refund and tax payment-planning services, tax audits and appeals before the IRS and similar state, local and foreign agencies; and advice related to mergers and acquisitions, employee benefit plans and requests for rulings or technical advice for taxing authorities. The Corporation shall not record a transaction or transactions, the primary business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations; the rendering of services to the Corporation, its executive officers and its directors by the independent auditor in connection with the auditor’s recommendation of such transaction or transactions is prohibited.

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VI.   All Other Services

The Audit Committee believes that certain specific non-audit services do not impair the auditor’s independence. Accordingly, the Audit Committee may grant pre-approval to specific, permissible non-audit services classified as “All Other Services” that it believes are routine and recurring services that would not impair the independence of the auditor. “All Other Services” may include preparation of actuarial reports in accordance with regulatory requirements provided that the Audit Committee reasonably concludes that the results of these services will not be subject to audit procedures during an audit of the Corporation’s financial statements.

VII.   Procedures

Requests for services to be rendered by the independent auditor will be provided annually to the Audit Committee for specific pre-approval. The requests will include a description of the particular services to be rendered and the expected fee range. On a periodic basis at subsequent Audit Committee meetings, an update on independent auditor services and all other audit services will be provided to the Audit Committee and any proposed new services, increases in engagement scope, and increases in engagement fees will be provided for specific pre-approval by the Audit Committee. Requests for pre-approval will be submitted to the Audit Committee by both the independent auditor and management and must include a written statement by the independent auditor as to whether, in its view, the request is consistent with the SEC’s rules on auditor independence.

The Audit Committee will consider whether such service requests are consistent with the SEC rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Corporation’s business, people, culture, accounting systems, risk profile and other factors.

The term of any pre-approval is the period beginning on the date of pre-approval and ending on the last day of the first full calendar year after the date of pre-approval, unless the Corporation specifically provides for a different period.

The Audit Committee is also mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee may determine the appropriate ratio between the total amount of fees for Audit, Audit-related, Tax, and All Other Services.

VIII.   Prohibited Non-Audit Services

Provision of the following non-audit services by the independent auditor is prohibited in accordance with the SEC’s rules. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

•       Bookkeeping or other services related to the accounting records or financial statements of the Corporation;

•       Financial information systems design and implementation;

•       Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•       Actuarial services;

•       Internal audit outsourcing services;

•       Management functions or human resources;

•       Broker-dealer, investment adviser, or investment banking services;

•       Legal services and expert services unrelated to the audit; and

•       Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

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ANNEX B
CERTIFICATE OF AMENDMENT
TO THE RESTATED CERTIFICATE OF INCORPORATION

OF

THE CHUBB CORPORATION

Pursuant to Sections 14A:9-2(4) and 14A:9-4(3) of the
New Jersey Business Corporation Act

The undersigned DOES HEREBY CERTIFY:

FIRST:   That the name of the corporation is THE CHUBB CORPORATION.

SECOND:   That the Board of Directors of The Chubb Corporation, a New Jersey corporation (hereinafter called the “Corporation”), at a meeting duly convened and held on March 2, 2007, at which a quorum was present and acting throughout, did approve and authorize this amendment to the Corporation’s Restated Certificate of Incorporation.

THIRD:   That the shareholders of the Corporation, at a meeting duly convened and held on April 24, 2007, at which a quorum was present and acting throughout (the “Shareholder Meeting”), did approve and authorize this amendment to the Corporation’s Restated Certificate of Incorporation.

FOURTH:   That [    ] shares of the Corporation’s common stock, par value $1.00 per share (the “Common Stock”), were entitled to vote on this Amendment at the Shareholder Meeting.

FIFTH:   That the holders of [    ] shares of Common Stock voted for this Amendment and the holders of [    ] shares of Common Stock voted against this amendment.

SIXTH:   That the existing paragraph of Article SEVENTH is hereby redesignated as Article SEVENTH, clause (a) and there be added to Article SEVENTH a new clause (b) to read in its entirety as follows:

(b)         Except as otherwise required by law, directors shall be elected by the affirmative vote of a majority of the votes cast in person or by proxy (counting as cast for such purpose those shares in respect of which votes are “withheld” pursuant to Rule 14a-4(b)(2) of the proxy solicitation rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), at a meeting at which a quorum is present, unless the number of nominees exceeds the number of directors to be elected, in which case, directors shall be elected by a plurality of the votes cast in person or by proxy at the meeting at which a quorum is present. In the event that a director nominee fails to receive a majority of the votes cast in an election where the number of nominees equals the number of directors to be elected, the Board of Directors may decrease the number of directors, fill the vacancy, or take other appropriate action.

SEVENTH:   That the foregoing amendment shall be effective on and as of April 25, 2007.

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IN WITNESS WHEREOF, The Chubb Corporation has caused its corporate seal to be hereunto affixed and this Amendment to be signed by its Chairman, President and Chief Executive Officer, John D. Finnegan, and attested by its Secretary, W. Andrew Macan, this 25th day of April, 2007.

Chairman, President and Chief Executive Officer

Attest:

Secretary

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Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2007.

Vote by Internet
• Log on to the Internet and go to
www.investorvote.com
• Follow the steps outlined on the secured website.

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tonetelephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2007 Annual Meeting of Shareholders Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Election of Directors

1. Our Board of Directors recommends a vote “FOR” the listed nominees.

	For	Withhold		For	Withhold		For	Withhold
01 - Zoë Baird			02 - Sheila P. Burke			03 - James I. Cash, Jr.
	For	Withhold		For	Withhold		For	Withhold
04 - Joel J. Cohen			05 - John D. Finnegan			06 - Klaus J. Mangold
	For	Withhold		For	Withhold		For	Withhold
07 - Sir David G. Scholey, CBE			08 - Lawrence M. Small			09 - Daniel E. Somers
	For	Withhold		For	Withhold
10 - Karen Hastie Williams			11 - Alfred W. Zollar

B	Issues

Our Board of Directors recommends a vote “FOR” Proposals 2 and 3.	Our Board of Directors recommends a vote “AGAINST” Proposal 4.

		For	Against	Abstain			For	Against	Abstain
2.	To ratify the appointment of Ernst &Young LLP as independent auditor.				4.	To vote on a shareholder proposal regarding political contributions.
		For	Against	Abstain
3.	To approve the adoption of an amendment to The Chubb Corporation Restated Certificate

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.	Date (mm/dd/yyyy).

Proxy — The Chubb Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CHUBB CORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 24, 2007

The undersigned shareholder of THE CHUBB CORPORATION (the “Corporation”) acknowledges receipt of the Notice of 2007 Annual Meeting of Shareholders and Proxy Statement each dated March 23, 2007, and the undersigned revokes all prior proxies and appoints JOHN D. FINNEGAN, W. ANDREW MACAN and DOUGLAS A. NORDSTROM, and each of them, with full power of substitution, as proxies for the undersigned to vote all shares of Common Stock of the Corporation, which the undersigned would be entitled to vote at the 2007 Annual Meeting of Shareholders to be held at 15 Mountain View Road, Warren, New Jersey 07059 at 10:00 a.m., local time, on April 24, 2007 and any adjournment or postponement thereof, on all matters coming properly before said meeting.

This card also provides voting instructions for any shares of Common Stock of the Corporation allocated to and held on the undersigned’s behalf in The Chubb Corporation Capital Accumulation Plan (the “Plan”).

When properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. If the undersigned has voting rights with respect to shares of Common Stock under the Plan, the trustees of the Plan will vote those shares as directed. If this proxy is validly executed and dated, but no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3 and AGAINST Proposal 4.

In their discretion the proxies are authorized to vote upon such other business as may properly come before the 2007 Annual Meeting of Shareholders.